UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN
PROXY STATEMENT

SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ___)

☒	Filed by the Registrant	☐	Filed by a Party other than the Registrant

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

CLEVELAND-CLIFFS INC.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1) Title of each class of securities to which transaction applies: ____________
(2) Aggregate number of securities to which transaction applies: ____________
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11
(set forth the amount on which the filing fee is calculated and state how it was determined): ____________

(4) Proposed maximum aggregate value of transaction: ____________
(5) Total fee paid: ____________
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount Previously Paid: ____________
(2) Form, Schedule or Registration Statement No.: ____________
(3) Filing Party: ____________
(4) Date Filed: ____________

LETTER TO OUR SHAREHOLDERS

March 9, 2020
Dear Fellow Shareholder,
In 2019 Cleveland-Cliffs set the stage for an enormous transformation that will keep this company thriving for the next century. Along with our second best financial performance in the past five years, we also laid the foundation of a strategy geared toward the future of clean steelmaking in the United States.
First, we made remarkable progress on the construction of our HBI plant in Toledo, Ohio. In 2017, when we exited our comfort zone and took on this project, we were well aware of the risks a project of this magnitude may trigger. We accepted that with the confidence that we would deliver, and that is exactly what happened in 2019. The construction of our HBI plant reached its most critical phase during the year, as we spent more than half of the nearly $1 billion total project cost, in preparation for a first-half 2020 start-up. On top of that, we also completed the $100 million-dollar upgrade at our Northshore pelletizing operation in Minnesota, allowing for that plant to supply DR-grade pellets to feed the needs of our HBI plant in Toledo. We look forward to adding to our portfolio an environmentally-friendly, high-performing, made in USA product that our evolving steel industry certainly needs.
Second, another major transformational change underway is our acquisition of AK Steel, announced in December of 2019. The addition of AK Steel makes Cleveland-Cliffs uniquely positioned to supply customized iron ore pellets, HBI, high-end carbon and stainless steels, and highly engineered steel parts in the United States. This long overdue and necessary transaction not only allows us to control our own destiny with our pellet supply, but also minimizes the influence of volatile commodity prices on our profitability, which negatively impacted us in 2019. As a Tier 1 supplier to the automotive industry, and with the highest automotive share of any steelmaker, the opportunities to address the fastest-growing segments of this sector are immense. We are prepared to hit the ground running when the transaction closes in March, similar to what we did when I took over Cliffs in 2014.
The evolution we have made since 2014 is remarkable. I took over a company that was fighting for survival, with a disjointed portfolio full of underperforming assets accumulated under a horribly misguided strategy. At that time, there was no assurance that Cliffs would survive, and some market and financial players were unequivocally ruling us out. Just five years later, and with a lot of strategic and hard work applied, Cleveland-Cliffs is now about to close on a $3 billion acquisition of one of the most important names in domestic steel, as well as about to start up our brand new $1 billion HBI plant.
On behalf of the Board of Directors, I thank our employees, the United Steelworkers, our clients and our long-term shareholders for their loyalty and support.

Sincerely,

Lourenco Goncalves
Chairman, President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on April 22, 2020
11:30 a.m. EDT
North Point, 901 Lakeside Avenue, Cleveland, Ohio 44114
To the Shareholders of Cleveland-Cliffs Inc.:
The 2020 Annual Meeting of Shareholders of Cleveland-Cliffs Inc. will be held at North Point, 901 Lakeside Avenue, Cleveland, Ohio 44114 at 11:30 a.m., EDT, on Wednesday, April 22, 2020 for the following purposes:

1.	To elect as directors the candidates nominated by the Board to act until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified;

2.	To approve, on an advisory basis, our named executive officers' compensation;

3.	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm to serve for the 2020 fiscal year; and

4.	To transact such other business, if any, as may properly come before the 2020 Annual Meeting or any adjournment thereof.
In order to vote on the matters brought before the 2020 Annual Meeting, you may vote via the Internet, vote by telephone, complete and mail the proxy card, or vote by ballot in person at the 2020 Annual Meeting, as explained on the proxy card. Holders of record of our common shares at the close of business on February 24, 2020 are entitled to notice of, and to vote at, the 2020 Annual Meeting or any adjournments thereof.
By Order of the Board of Directors,
James D. Graham
Executive Vice President, Chief Legal Officer & Secretary
March 9, 2020
Cleveland, Ohio

YOUR VOTE IS IMPORTANT. YOU MAY VOTE BY INTERNET, BY TELEPHONE, BY MAILING THE ENCLOSED PROXY CARD, OR BY BALLOT IN PERSON AT THE 2020 ANNUAL MEETING.
The proxy statement and Cliffs’ 2019 Annual Report for the 2019 fiscal year are available at www.proxyvote.com. These materials also are available on Cliffs’ website at www.clevelandcliffs.com under "Investors" and then “Financial Information." If your shares are not registered in your own name, please follow the voting instructions from your bank, broker, nominee or other shareholder of record to vote your shares and, if you would like to attend the 2020 Annual Meeting, please bring evidence of your share ownership with you. You should be able to obtain evidence of your share ownership from the bank, broker, nominee or other shareholder of record that holds the shares on your behalf.

PROXY STATEMENT TABLE OF CONTENTS

PROXY STATEMENT SUMMARY

This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before voting. Page references are supplied to help you find further information.

2020 ANNUAL MEETING OF SHAREHOLDERS	(PAGE 5)

DATE AND TIME:	Wednesday, April 22, 2020, at 11:30 a.m. EDT
PLACE:	North Point, 901 Lakeside Avenue, Cleveland, Ohio 44114
RECORD DATE:	February 24, 2020
VOTING:
Shareholders of record are entitled to vote by Internet at www.proxyvote.com; by telephone at 1-800-690-6903; by completing and returning the enclosed proxy card by mail; or by attending the 2020 Annual Meeting of Shareholders (the "2020 Annual Meeting") in person (beneficial holders must obtain a legal proxy from their broker, banker, nominee or other shareholder of record granting the right to vote).

PROXY MATERIALS:	This proxy statement, the accompanying proxy card and our 2019 Annual Report will be made available on or about March 9, 2020 to shareholders of record as of the Record Date.

PROPOSED ACQUISITION OF AK STEEL

As previously disclosed, Cleveland-Cliffs Inc. (“we,” “us,” “our,” “Cliffs” or the “Company”) entered into an Agreement and Plan of Merger on December 2, 2019 (the “Merger Agreement”), with AK Steel Holding Corporation (“AK Steel”) and Pepper Merger Sub Inc., a direct, wholly owned subsidiary of Cliffs (“Merger Sub”), pursuant to which Merger Sub will merge with and into AK Steel (the “Merger”), with AK Steel surviving the Merger as a wholly owned subsidiary of Cliffs. The Cliffs Board of Directors (the “Board”), as of the date of this proxy statement, is comprised of eleven directors. Pursuant to the terms of the Merger Agreement, Cliffs will, effective as of the effective time of the Merger, (i) cause two members of the Board, determined by Cliffs in its sole discretion, to resign, (ii) increase the size of the Board by one member and (iii) cause three current members of the AK Steel Board of Directors (the “AK Steel Board”), as mutually agreed to by AK Steel and Cliffs, to be appointed to the Board.
As of the date of this proxy statement, the Merger has not been consummated. Cliffs expects that the Merger will close promptly upon the satisfaction of certain remaining conditions, including receipt of the required approvals from Cliffs’ shareholders and AK Steel’s stockholders at the respective special meetings to be held on March 10, 2020. Accordingly, Cliffs expects the Merger will close prior to the date of the 2020 Annual Meeting; however, Cliffs can provide no assurance that the Merger will close prior to the 2020 Annual Meeting, or at all. In light of this uncertainty, Cliffs is seeking shareholder approval for two alternative proposals for the election of directors. Proposal 1 assumes the Merger has closed prior to the 2020 Annual Meeting and assumes, in accordance with the Merger Agreement and effective as of the effective time of the Merger, (i) Joseph A. Rutkowski, Jr. and Michael D. Siegal have resigned as members of the Board, (ii) the size of the Board has been increased by one member and (iii) current AK Steel Board members William K. Gerber, Ralph S. Michael, III and Arlene M. Yocum have been appointed to the Board. Proposal 2 assumes the Merger has not closed prior to the 2020 Annual Meeting.
If the Merger closes prior to the 2020 Annual Meeting, then (i) twelve director positions will be up for election, (ii) your vote with respect to Proposal 1 shall be effective and (iii) your vote with respect to Proposal 2 shall have no effect.
If the Merger does not close prior to the 2020 Annual Meeting, then (i) eleven director positions will be up for election, (ii) your vote with respect to Proposal 1 shall have no effect and (iii) your vote with respect to Proposal 2 shall be effective.
EVEN THOUGH THE VOTING RESULTS WITH RESPECT TO EITHER PROPOSAL 1 OR PROPOSAL 2 (BUT NOT BOTH) WILL BE EFFECTIVE FOR PURPOSES OF ELECTING DIRECTORS, PLEASE VOTE YOUR SHARES WITH RESPECT TO BOTH PROPOSALS.

2020 Proxy Statement	1

VOTING MATTERS		BOARD VOTE RECOMMENDATION	PAGE REFERENCE (for more detail)

Proposals 1 & 2	Election of Directors	FOR each Director Nominee	16
Proposal 3	Approval, on an Advisory Basis, of Our Named Executive Officers' Compensation ("Say-on-Pay")	FOR	62
Proposal 4	Ratification of Independent Registered Public Accounting Firm	FOR	64

DIRECTOR NOMINEES RECOMMENDED BY THE BOARD				(PAGE 17)

NAME	AGE	DIRECTOR SINCE	POSITION	COMMITTEE MEMBERSHIPS (1)
Lourenco Goncalves	62	2014	Chairman, President and Chief Executive Officer	Strategy*
Douglas C. Taylor	55	2014	Lead Director	Compensation* Strategy
John T. Baldwin	63	2014	Director	Audit* Compensation
Robert P. Fisher, Jr.	65	2014	Director	Audit
William K. Gerber (2)	66	N/A	N/A	N/A
Susan M. Green (3)	60	2007	Director	Governance Strategy
M. Ann Harlan	60	2019	Director	Audit
Ralph S. Michael, III (2)	65	N/A	N/A	N/A
Janet L. Miller	66	2019	Director	Governance
Joseph A. Rutkowski, Jr. (4)	65	2014	Director	Governance* Strategy
Eric M. Rychel	46	2016	Director	Audit Compensation
Michael D. Siegal (4)	67	2014	Director	Governance
Gabriel Stoliar	65	2014	Director	Compensation
Arlene M. Yocum (2)	62	N/A	N/A	N/A
* Denotes committee chair
(1)
 Full committee names are: Audit – Audit Committee; Compensation – Compensation and Organization Committee; Governance – Governance and Nominating Committee; and Strategy – Strategy Committee.
(2)
Director nominee only if the Merger closes prior to the 2020 Annual Meeting.
(3)
In October 2019, Ms. Green submitted a letter to our Board Chair and our Governance Committee Chair tendering her resignation from the Board for having reached the 12-year term limit contained in our Corporate Governance Guidelines. At its October 2019 meeting and upon recommendation by the Governance Committee, the Board considered the status of Ms. Green's situation as the United Steelworkers' (the "USW") designee to the Board. The Board determined to exercise its permitted discretion under our Corporate Governance Guidelines and unanimously voted to reject Ms. Green's resignation, with Ms. Green abstaining from the vote. See "Corporate Governance - Independence and Related Party Transactions."
(4)
Director nominee only if the Merger does not close prior to the 2020 Annual Meeting.

2020 Proxy Statement	2

EXECUTIVE COMPENSATION PHILOSOPHY AND CORE PRINCIPLES	(PAGE 31)

Our guiding executive compensation principles, as established by the Compensation Committee for 2019, were as follows:
•
Align short-term and long-term incentives with results delivered to shareholders;
•
Be transparent, help ensure that executives and shareholders understand our executive compensation programs, including the objectives, mechanics, and compensation levels and opportunities provided;
•
Design an incentive plan that focuses on performance objectives tied to our business plan (including profitability-related and cost control objectives), relative performance objectives tied to market conditions (including relative total shareholder return, measured by share price appreciation plus dividends, if any) and performance against other key objectives tied to our business strategy (including safety, reduced debt, and decreased overall spending);
•
Provide competitive fixed compensation elements over the short-term (base salary) and long-term (equity and retirement benefits) to encourage long-term retention of our key executives; and
•
Continue to structure programs as in prior years to align with corporate governance best practices (such as not providing "gross-ups" related to change in control payments, using "double-trigger" vesting in connection with a change in control for equity awards, using Share Ownership Guidelines and maintaining a clawback policy related to incentive compensation for our executive officers).

2019 EXECUTIVE COMPENSATION SUMMARY	(PAGE 50)

The numbers in the following table showing the 2019 compensation of our named executive officers (the "NEOs") were determined in the same manner as the numbers in the corresponding columns in the 2019 Summary Compensation Table (the "SCT") (provided later in this proxy statement); however, they do not include information regarding changes in pension value and non-qualified deferred compensation earnings and information regarding all other compensation, each as required to be presented in the SCT under the rules of the U.S. Securities and Exchange Commission (the "SEC"). As such, this table should not be viewed as a substitute for the SCT:

NAME	PRINCIPAL POSITION (AS OF 12/31/2019)	SALARY ($)	BONUS ($)	STOCK AWARDS ($)	OPTION AWARDS ($)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($)	TOTAL ($)
Lourenco Goncalves	Chairman, President and Chief Executive Officer	1,391,000	—	5,891,147	—	7,367,984	14,650,131
Keith A. Koci	Executive Vice President, Chief Financial Officer	378,413	—	787,478	—	611,517	1,777,408
Clifford T. Smith	Executive Vice President, Chief Operating Officer	511,000	—	1,352,622	—	1,392,921	3,256,543
Terry G. Fedor	Executive Vice President, Operations	439,000	—	813,422	—	1,110,020	2,362,442
Maurice D. Harapiak	Executive Vice President, Human Resources & Chief Administration Officer	439,000	—	813,422	—	1,096,592	2,349,014
Timothy K. Flanagan	Former Executive Vice President, Chief Financial Officer (1)	53,000	—	—	—	266,428	319,428
(1) On February 12, 2019, Mr. Koci was appointed Executive Vice President, Chief Financial Officer, and Mr. Flanagan separated from Cliffs.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	(PAGE 64)

As a matter of good corporate governance, we are asking our shareholders to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2020.

FORWARD-LOOKING STATEMENTS

This proxy statement contains statements that constitute "forward-looking statements" within the meaning of the federal securities laws. As a general matter, forward-looking statements relate to anticipated trends and expectations rather than historical matters. Forward-looking statements are subject to uncertainties and factors relating to Cliffs’ operations and business environment that are difficult to predict and may be beyond our control. Such uncertainties and factors may cause actual results to differ materially from those expressed or implied by the forward-looking statements. Certain of such risks and uncertainties, including risks and uncertainties relating to the proposed Merger, are described in Cliffs' Annual Report on Form 10-K for the year ended December 31, 2019. Cliffs does not undertake to update the forward-looking statements included in this proxy statement to reflect the impact of circumstances or events that may arise after the date the forward-looking statements were made.

2020 Proxy Statement	3

QUESTIONS & ANSWERS

QUESTIONS AND ANSWERS ABOUT THE MEETING AND VOTING

1.    What proposals are to be presented at the 2020 Annual Meeting?
The purpose of the 2020 Annual Meeting is to: (1) elect twelve directors if the Merger closes prior to the 2020 Annual Meeting; (2) elect eleven directors if the Merger does not close prior to the 2020 Annual Meeting; (3) approve, on an advisory basis, our NEOs' compensation; (4) ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm to serve for the 2020 fiscal year; and (5) conduct such other business as may properly come before the 2020 Annual Meeting.
2.    What is the difference between a “shareholder of record” and a “beneficial owner"?
These terms describe the manner in which your shares are held. If your shares are registered directly in your name through Broadridge, our transfer agent, you are a “shareholder of record” or registered holder. If your shares are held through a bank, broker, nominee or other shareholder of record, you are considered the “beneficial owner” of those shares.
3.    How does the Board recommend that I vote?
The Board unanimously recommends that you vote:

•	FOR ALL of the individuals nominated by the Board for election as directors;

•	FOR the approval, on an advisory basis, of our NEOs' compensation; and

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm to serve for the 2020 fiscal year.
4.    Who is entitled to vote at the 2020 Annual Meeting?
The record date for the 2020 Annual Meeting is February 24, 2020 (the "Record Date"). On that date, we had outstanding 271,441,006 common shares, $0.125 par value. All common shareholders of record as of the Record Date are entitled to vote at the 2020 Annual Meeting. In this proxy statement, we refer to our common shares as our "shares" and the holders of such shares as our "shareholders."
5.    How do I vote?
You may vote using any of the following methods:
Shareholders of Record. If your shares are registered in your name, you may vote in person or by proxy. If you decide to vote by proxy, you may do so over the Internet, by telephone or by mail.

•
Over the Internet. After reading the proxy materials and with your proxy card in front of you, you may use a computer to access the website www.proxyvote.com. You will be prompted to enter your control number from your proxy card. This number will identify you as a shareholder of record. Follow the simple instructions that will be given to you to record your vote.

•
By telephone. After reading the proxy materials and with your proxy card in front of you, you may call the toll-free number appearing on the proxy card, using a touch-tone telephone. You will be prompted to enter your control number from your proxy card. This number will identify you as a shareholder of record. Follow the simple instructions that will be given to you to record your vote.

•
By mail. If you received a paper copy of the proxy card by mail, after reading the proxy materials, you may mark, sign and date your proxy card and return it in the prepaid and addressed envelope provided.

The Internet and telephone voting procedures have been set up for your convenience and have been designed to authenticate your identity, allow you to submit voting instructions and confirm that those instructions have been recorded properly.
Shares Held by Bank or Broker. If your shares are held by a bank, broker, nominee or other shareholder of record, that entity will provide separate voting instructions. All nominee share interests may view the proxy materials using the link www.proxyvote.com.
If your shares are held in the name of a brokerage firm, your shares may be voted even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under applicable rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is referred to as a “broker non-vote.” The ratification of Deloitte & Touche LLP as our registered independent public accounting firm is a routine matter for which a brokerage firm that holds your shares may vote your shares without your instructions. The election of directors and the approval, on an advisory basis, of our NEOs' compensation are not routine matters, and, therefore, a brokerage firm that holds your shares may not vote your shares for such proposals without your instructions.

2020 Proxy Statement	4

QUESTIONS & ANSWERS

6.     What can I do if I change my mind after I vote?
You may revoke your proxy at any time before the polls are closed for voting at the 2020 Annual Meeting by (i) executing and submitting a revised proxy bearing a later date; (ii) providing a written revocation to the Secretary of Cliffs; or (iii) voting in person at the 2020 Annual Meeting. If you do not hold your shares directly, you should follow the instructions provided by your bank, broker, nominee or other shareholder of record to revoke your previously voted proxy.
7.     What vote is required to approve each proposal?
With respect to each of Proposals 1 and 2, the nominees receiving a plurality vote of the shares will be elected. However, under our majority voting policy (adopted by the Board) in an uncontested election, any director-nominee that is elected by a plurality vote but fails to receive a majority of votes cast (which excludes abstentions and broker non-votes) is expected to tender his or her resignation, which resignation will be considered by the Governance Committee and the Board.
With respect to Proposal 3, approval, on an advisory basis, of our NEOs' compensation requires the affirmative vote of a majority of the shares present, in person or represented by proxy, at the 2020 Annual Meeting and entitled to vote on the proposal.
With respect to Proposal 4, the ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the 2020 fiscal year will pass with the affirmative vote of a majority of the shares present, in person or represented by proxy, at the 2020 Annual Meeting and entitled to vote on the proposal.

MEETING INFORMATION

The accompanying proxy is solicited by the Board for use at the 2020 Annual Meeting and any adjournments or postponements thereof. This proxy statement, the accompanying proxy card, and our 2019 Annual Report will be made available on or about March 9, 2020 to our shareholders of record as of the Record Date.
PROXY MATERIALS
Notice of Internet Availability of Proxy Materials
In accordance with rules adopted by the SEC, we are using the Internet as our primary means of furnishing proxy materials to our shareholders. Accordingly, most shareholders will not receive paper copies of our proxy materials.
We will instead send our shareholders a Notice of Internet Availability of Proxy Materials with instructions for accessing the proxy materials and voting electronically over the Internet or by telephone, also known as Notice and Access. The notice also provides information on how shareholders may request paper copies of our proxy materials. We believe electronic delivery of our proxy materials will help us reduce the environmental impact and costs of printing and distributing paper copies and improve the speed and efficiency by which our shareholders can access these materials.
On or about March 9, 2020, we will mail to each shareholder of record as of the Record Date (other than those shareholders who previously had requested paper delivery of proxy materials) a Notice of Internet Availability of Proxy Materials containing instructions on how to access and review the proxy materials, including this proxy statement and the 2019 Annual Report, on the Internet and how to access a proxy card to vote via the Internet or by telephone.
The close of business on February 24, 2020 has been fixed as the Record Date for the 2020 Annual Meeting, and only shareholders of record at that time will be entitled to vote.
The Notice of Internet Availability of Proxy Materials will contain a 16-digit control number that recipients will need to access the proxy materials, to request paper or email copies of the proxy materials, and to vote their shares via the Internet or by telephone.

2020 Proxy Statement	5

MEETING INFORMATION

Householding
We are permitted to send a single copy of the Notice of Internet Availability of Proxy Materials or set of proxy materials (if paper delivery was previously requested) to shareholders who share the same last name and address. This procedure is called “householding” and is designed to reduce our printing and postage costs and reduce our environmental impact by printing fewer paper copies. If you are the beneficial owner, but not the record holder, of Cliffs shares, your bank, broker, nominee or other shareholder of record may only deliver one copy of the Notice of Internet Availability of Proxy Materials or set of proxy materials and, as applicable, any other proxy materials that are made available until such time as you or other shareholders sharing your address notify your nominee that you want to receive separate copies. Beneficial owners sharing an address who are receiving multiple copies of the Notice of Internet Availability of Proxy Materials or sets of proxy materials and who wish to receive a single copy or set in the future will need to contact their bank, broker, nominee or other shareholder of record. A shareholder of record who wishes to receive a separate copy of the Notice of Internet Availability of Proxy Materials or set of proxy materials, or shareholders who share the same address that are currently receiving multiple copies of the Notice of Internet Availability of Proxy Materials or sets of proxy materials and who wish to receive a single copy or set, either now or in the future, may submit this request by writing to our Secretary at Cleveland-Cliffs Inc., 200 Public Square, Suite 3300, Cleveland, Ohio 44114, or calling our Investor Relations department at (800) 214-0739, and it will be delivered promptly.
Proxy Solicitation
We will bear the cost of solicitation of proxies. We have engaged Okapi Partners LLC to assist in the solicitation of proxies for fees and disbursements not expected to exceed approximately $20,000 in the aggregate. In addition, employees and representatives of the Company may solicit proxies, and we will request that banks and brokers or other similar agents or fiduciaries transmit the proxy materials to beneficial owners for their voting instructions and we will reimburse them for their expenses in so doing.
Voting Rights
Shareholders of record on the Record Date are entitled to vote at the 2020 Annual Meeting. On the Record Date, there were outstanding 271,441,006 common shares entitled to vote at the 2020 Annual Meeting. A majority of the common shares entitled to vote must be represented at the 2020 Annual Meeting, in person or by proxy, to constitute a quorum and to transact business. Each outstanding share is entitled to one vote in connection with each item to be acted upon at the 2020 Annual Meeting. You may submit a proxy by electronic transmission via the Internet, by telephone or by mail, as explained on your proxy card.
Voting of Proxies
The common shares represented by properly authorized proxies will be voted as specified. It is intended that the shares represented by properly authorized proxies on which no specification has been made will be voted: (1) if the Merger closes prior to the 2020 Annual Meeting, FOR ALL of the twelve nominees for director named herein or such substitute nominees as the Board may designate; (2) if the Merger does not close prior to the 2020 Annual Meeting, FOR ALL of the eleven nominees for director named herein or such substitute nominees as the Board may designate; (3) FOR the approval, on an advisory basis, of our NEOs' compensation; (4) FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm to serve for the 2020 fiscal year; and (5) at the discretion of the persons named as proxies, on all other matters that may properly come before the 2020 Annual Meeting.
Cumulative Voting for Election of Directors
If notice in writing shall be given by any shareholder to the President, an Executive Vice President or the Secretary of the Company, not less than 48 hours before the time fixed for the holding of the 2020 Annual Meeting, that such shareholder desires that the voting for the election of directors shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the 2020 Annual Meeting by the Chairman or Secretary or by or on behalf of the shareholder giving such notice, each shareholder shall have the right to cumulate such voting power as he or she possesses at such election. Under cumulative voting, a shareholder may cast for any one nominee as many votes as shall equal the number of directors to be elected, multiplied by the number of his or her shares. All such votes may be cast for a single nominee or may be distributed among any two or more nominees as he or she may desire. If cumulative voting is invoked, and unless contrary instructions are given by a shareholder who signs a proxy, all votes represented by such proxy will be cast in such manner and in accordance with the discretion of the person acting as proxy as will result in the election of as many of our Board’s nominees as is possible.
Counting Votes
The results of shareholder voting will be tabulated by the inspector of elections appointed for the 2020 Annual Meeting. We intend to treat properly authorized proxies as “present” for purposes of determining whether a quorum has been achieved at the 2020 Annual Meeting.
Votes withheld and broker non-votes will have no effect with respect to the election of directors. Abstentions will have the effect of votes against, and broker non-votes will have no effect, with respect to the advisory vote regarding the compensation of our NEOs. Abstentions will have the

2020 Proxy Statement	6

MEETING INFORMATION

effect of votes against the proposed ratification of Deloitte & Touche LLP as our independent registered public accounting firm. The ratification of Deloitte & Touche LLP as our independent registered public accounting firm is a routine matter and, as a result, we do not expect to have broker non-votes with respect to this proposal.

CORPORATE GOVERNANCE

BOARD LEADERSHIP STRUCTURE
The Chairman of the Board is Lourenco Goncalves, who is also our President and Chief Executive Officer ("CEO"). Pursuant to our Corporate Governance Guidelines, when the positions of Chairman and CEO are held by one individual or if the Chairman is a Cliffs executive, then the Governance and Nominating Committee (the "Governance Committee") recommends to the Board a Lead Director. Douglas C. Taylor currently serves as our Lead Director. The Board believes that this leadership structure is the optimal structure to guide our Company and to maintain the focus to achieve our business goals and represents our shareholders' interests.
Under this leadership structure, Mr. Goncalves, as Chairman, is responsible for overseeing and facilitating communications between our management and the Board, for setting the meeting schedules and agendas, and leading Board discussions during Board meetings. In his combined role, Mr. Goncalves has the benefit of Cliffs personnel to help with extensive meeting preparation, responsibility for the process of recordkeeping of all Board deliberations, and the benefit of direct daily contact with management and the internal audit department. The Chairman works closely with the Lead Director in setting meeting agendas and in ensuring that essential information is communicated effectively to the Board.
The Lead Director’s responsibilities include: chairing executive session meetings of the independent directors; leading the Board’s processes for evaluating the CEO; presiding at all meetings of the Board at which the Chairman is not present; serving as a liaison between the Chairman and the independent directors; and meeting separately at least annually with each director.
This leadership structure provides our Chairman with the readily available resources to manage the affairs of the Board while allowing our Lead Director to provide effective and timely advice and guidance. Our governance process is based on our Corporate Governance Guidelines, which are available on our website at www.clevelandcliffs.com under "Investors" then "Corporate Governance".
In accordance with the New York Stock Exchange’s (the "NYSE") corporate governance listing standards, our non-management directors meet at regularly scheduled executive sessions without management present. These meetings take place at least quarterly.
BOARD'S ROLE IN RISK OVERSIGHT
The Board as a whole oversees our enterprise risk management ("ERM") process. The Board executes its risk oversight role in a variety of ways. The full Board regularly discusses the key strategic risks facing Cliffs.
The Board delegates oversight responsibility for certain areas of risk to its committees. Generally, each committee oversees risks that are associated with the purpose of and responsibilities delegated to that committee. For example, the Audit Committee oversees risks related to accounting and financial reporting. In addition, pursuant to its charter, the Audit Committee periodically reviews our ERM process. The Compensation and Organization Committee (the "Compensation Committee") monitors risks related to development and succession planning for the CEO and executive officers, and compensation and related policies and programs for executive and non-executive officers and management. The Governance Committee handles risks with respect to board composition, membership and structure, and corporate governance matters. The Strategy Committee oversees our strategic plan and annual management objectives and oversees, advises on and monitors opportunities and risks relating to our strategic plan. As appropriate, the respective committees’ Chairpersons provide reports to the full Board.
Through the ERM process, management is responsible for the day-to-day management of Cliffs’ risks. The ERM process includes the involvement of management in the identification, assessment, mitigation and monitoring of a wide array of potential risks from strategic to operational to compliance-related risks throughout the Company. Executive management regularly reports to the Board or relevant committees regarding Cliffs’ key risks and the actions being taken to manage these risks.
The Company believes that its leadership structure supports the risk oversight function of the Board. Except for the Strategy Committee, independent directors chair our committees, which are each involved with risk oversight, and all directors actively participate in the Board’s risk oversight function.

2020 Proxy Statement	7

CORPORATE GOVERNANCE

BOARD MEETINGS AND COMMITTEES
Our directors discharge their responsibilities in a variety of ways, including reviewing reports to directors, visiting our facilities, corresponding with the Chairman, President and CEO, and conducting telephone conferences with the Chairman, President and CEO and other directors regarding matters of interest and concern to Cliffs. In addition, our directors have regular access to our senior management. All committees regularly report their activities, actions and recommendations to the full Board.
During 2019, our Board held thirteen meetings. Each director attended, either in person or by telephone conference, at least 95% of the Board and committee meetings held while serving as a director or committee member in 2019. Pursuant to Board policy, all serving directors are expected to attend all Board and committee meetings, as well as our annual meeting of shareholders. All of our directors who were standing for re-election and were incumbent directors at the time of the 2019 Annual Meeting attended the meeting.
The Board currently has four standing committees: the Audit Committee, the Compensation Committee, the Governance Committee and the Strategy Committee. Each of these four committees has a charter that can be found on our website at www.clevelandcliffs.com under "Investors," then “Corporate Governance” and then “Committees.” A biographical overview of the members of our committees can be found beginning on page 17.
Board Committees (as of February 24, 2020)

AUDIT COMMITTEE

MEMBERS: 4	INDEPENDENT: 4	2019 MEETINGS: 7
AUDIT COMMITTEE FINANCIAL EXPERTS: The Board has determined that each of John T. Baldwin and Eric M. Rychel is an "audit committee financial expert" within the meaning of Item 407 of Regulation S-K under the federal securities laws.

RESPONSIBILITIES:
▪
Reviews with our management, the internal auditors and the independent registered public accounting firm, the adequacy and effectiveness of our system of internal control over financial reporting
▪
Reviews significant accounting matters
▪
Reviews quarterly unaudited financial information prior to public release
▪
Approves the audited financial statements prior to public distribution
▪
Approves our assertions related to internal controls prior to public distribution
▪
Reviews any significant changes in our accounting principles or financial reporting practices
▪
Evaluates our independent registered public accounting firm; discusses with the independent registered public accounting firm their independence and considers the compatibility of non-audit services with such independence
▪
Annually selects and retains our independent registered public accounting firm to examine our financial statements and reviews, approves and retains the services performed by our independent registered public accounting firm
▪
Approves management’s appointment, termination or replacement of the head of Internal Audit
▪
Conducts a legal compliance review at least annually

CHAIR: John T. Baldwin	MEMBERS: Robert P. Fisher, Jr., M. Ann Harlan, and Eric M. Rychel

2020 Proxy Statement	8

CORPORATE GOVERNANCE

COMPENSATION AND ORGANIZATION COMMITTEE

MEMBERS: 4	INDEPENDENT: 4	2019 MEETINGS: 6
RESPONSIBILITIES:
•
Oversees development and implementation of Cliffs' compensation policies and programs for executive officers
•
Ensures that criteria for awards under incentive plans relate to Cliffs' strategic plan and operating performance objectives and approves equity-based awards
•
Reviews and evaluates CEO and executive officer performance and approves compensation (with the CEO's compensation being subject to ratification by the independent members of the Board)
•
Recommends to the Board the election of officers
•
Assists with management development and succession planning
•
Reviews employment and severance arrangements and oversees regulatory compliance regarding compensation matters and related party transactions
•
Obtains the advice of outside experts with regard to compensation matters
•
May, in its discretion, delegate all or a portion of its duties and responsibilities to a subcommittee and may delegate certain equity award grant authority to officers of Cliffs, subject to applicable law
For more information about the role of executives and outside advisers in our executive compensation process, see the Compensation Discussion and Analysis section of this proxy statement.

CHAIR: Douglas C. Taylor	MEMBERS: John T. Baldwin, Eric M. Rychel and Gabriel Stoliar

GOVERNANCE AND NOMINATING COMMITTEE

MEMBERS: 4	INDEPENDENT: 4	2019 MEETINGS: 5
RESPONSIBILITIES:
▪
Oversees annual review of our Corporate Governance Guidelines and our Guidelines for Selection of Nonemployee Directors and periodic review of external developments in corporate governance matters generally
▪
Periodically reviews and makes recommendations regarding the CEO's authorized levels for corporate expenditures
▪
Establishes and maintains, with the Audit Committee, procedures for review of related party transactions
▪
Monitors the Board governance process and provides counsel to the CEO on Board governance and other matters
▪
Recommends changes in membership and responsibility of Board committees
▪
Acts as the Board’s Nominating Committee and Proxy Committee in the election of directors
▪
Annually reviews and administers our director compensation plans and benefits, and makes recommendations to the Board with respect to compensation plans and equity-based plans for directors
▪
Other responsibilities include oversight of annual evaluation of the Board and CEO and monitoring risks associated with Board organization, membership, structure and succession planning

CHAIR: Joseph A. Rutkowski, Jr.	MEMBERS: Susan M. Green, Janet L. Miller and Michael D. Siegal

2020 Proxy Statement	9

CORPORATE GOVERNANCE

STRATEGY COMMITTEE

MEMBERS: 4	INDEPENDENT: 3	2019 MEETINGS: 5
RESPONSIBILITIES:
•
Oversees Cliffs’ strategic plan, annual management objectives and operations and monitors risks relevant to management's strategy
•
Provides advice and assistance with developing our current and future strategy
•
Provides follow up oversight with respect to the comparison of actual results with estimates for major projects and post-deal integration
•
Ensures that Cliffs has appropriate strategies for managing exposures to economic and hazard risks
•
Assesses Cliffs’ overall capital structure and its capital allocation priorities
•
Assists management in determining the resources necessary to implement Cliffs’ strategic and financial plans
•
Monitors the progress and implementation of Cliffs' strategy

CHAIR: Lourenco Goncalves	MEMBERS: Susan M. Green, Joseph A. Rutkowski, Jr. and Douglas C. Taylor

2020 Proxy Statement	10

CORPORATE GOVERNANCE

IDENTIFICATION AND EVALUATION OF DIRECTOR CANDIDATES
Shareholder Nominees
The policy of the Governance Committee is to consider properly submitted shareholder nominations for candidates for membership on the Board as described below under “Identifying and Evaluating Nominees for Directors.” In evaluating nominations, the Governance Committee seeks to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth below under “Board Diversity and Director Qualifications.” Any shareholder nominations proposed for consideration by the Governance Committee should include: (i) complete information as to the identity and qualifications of the proposed nominee, including name, address, present and prior business and/or professional affiliations, education and experience, and particular fields of expertise; (ii) an indication of the nominee’s consent to serve as a director if elected; and (iii) the reasons why, in the opinion of the recommending shareholder, the proposed nominee is qualified and suited to be a director. Shareholder nominations should be addressed to Cleveland-Cliffs Inc., 200 Public Square, Suite 3300, Cleveland, Ohio 44114, Attention: Secretary. Our Regulations provide that at any meeting of shareholders at which directors are to be elected, only persons nominated as candidates will be eligible for election.
Board Diversity and Director Qualifications
The Governance Committee considers board diversity as it deems appropriate and consistent with our Corporate Governance Guidelines, the charter of the Governance Committee and other criteria established by the Board. The Governance Committee’s goal in selecting directors for nomination to the Board generally is to seek to create a well-balanced team that combines diverse experience, skill and intellect of seasoned directors in order to enable us to pursue our strategic objectives. The Governance Committee has not reduced the qualifications for service on the Board to a checklist of specific standards or minimum qualifications, skills or qualities. Rather, the Governance Committee seeks, consistent with the vacancies existing on the Board at any particular time and the interplay of a particular candidate’s experience with the experience of other directors, to select individuals whose business experience, knowledge, skills, diversity and integrity would be considered a desirable addition to the Board and any committees thereof. In addition, the Governance Committee annually conducts a review of incumbent directors in order to determine whether a director should be nominated for re-election to the Board.
Identifying and Evaluating Nominees for Directors
The Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director. The Governance Committee regularly reviews the appropriate size of the Board and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that vacancies are anticipated, or otherwise arise, the Governance Committee considers various potential candidates for director. Applicable considerations include: whether the current composition of the Board is consistent with the criteria described in our Corporate Governance Guidelines; whether the candidate submitted possesses the qualifications that generally are the basis for selection of candidates to the Board; and whether the candidate would be considered independent under the rules of the NYSE and our standards with respect to director independence. Candidates may come to the attention of the Governance Committee through current Board members, professional search firms, shareholders or other persons. As described above, the Governance Committee considers properly submitted shareholder nominations for candidates for the Board. Following verification of the recommending shareholder’s status, recommendations are considered by the Governance Committee at its next regularly scheduled meeting. Final approval of any candidate is determined by the full Board.
The Board is currently comprised of eleven directors. Pursuant to the terms of the Merger Agreement, Cliffs will, effective as of the effective time of the Merger, (i) cause two members of the Board, determined by Cliffs in its sole discretion, to resign, (ii) increase the size of the Board by one member and (iii) cause three current members of the AK Steel Board, as mutually agreed to by AK Steel and Cliffs, to be appointed to the Board. Pursuant to the Merger Agreement, and effective as of the effective time of the Merger, the Board intends to appoint current AK Steel Board members William K. Gerber, Ralph S. Michael, III and Arlene M. Yocum to serve as directors of the Company.
COMMUNICATIONS WITH DIRECTORS
Shareholders and interested parties may communicate with the Lead Director, our non-management directors as a group or the Cliffs Board by writing to the Lead Director at Cleveland-Cliffs Inc., 200 Public Square, Suite 3300, Cleveland, Ohio 44114. As set forth in the Corporate Governance Guidelines, the Lead Director will report to the full Board any communications that are directed at all members of the Cliffs Board. The Secretary routinely filters communications that are solicitations or complaints, unrelated to Cliffs or Cliffs' business or determined to pose a possible security risk to the addressee.

2020 Proxy Statement	11

CORPORATE GOVERNANCE

CODE OF BUSINESS CONDUCT AND ETHICS
We have adopted a Code of Business Conduct and Ethics (the "Ethics Code"), which applies to all of our directors, officers and employees. The Ethics Code is available on our website at www.clevelandcliffs.com under "Investors," then "Corporate Governance" and then "Governance Highlights." We intend to post amendments to or waivers from our Ethics Code (to the extent applicable to our principal executive officer, principal financial officer or principal accounting officer) on our website. References to our website and the contents thereof do not constitute incorporation by reference of the information contained on our website, and such information is not part of this proxy statement.
INDEPENDENCE AND RELATED PARTY TRANSACTIONS
Of our current directors, the Board has determined that each of Messrs. Baldwin, Fisher, Rutkowski, Rychel, Siegal, Stoliar and Taylor and Mses. Green, Harlan and Miller has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and is independent within the NYSE director independence standards. Mr. Goncalves is our Chairman, President and CEO, and, as such, is not considered independent.
In addition, the Board has determined that each of Messrs. Gerber and Michael and Ms. Yocum has no material relationship with us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) and is independent within the NYSE director independence standards.
We have a written Related Party Transactions Policy, pursuant to which we only will enter into related party transactions if our CEO and Chief Legal Officer determine that the transaction is comparable to those that could be obtained in arm’s–length dealings with an unrelated third party. If the transaction is approved by our CEO and Chief Legal Officer, then the transaction also must be approved by the disinterested members of our Audit Committee. Under our policy, any related party transactions are reviewed by the Audit Committee at each quarterly meeting. After review, the disinterested members of the Audit Committee either approve or disapprove the proposed transaction. Management is responsible for updating the Audit Committee at each quarterly meeting as to any material changes to those transactions that the Audit Committee has previously approved. For purposes of our policy, we define a related person as any person who is a director, executive officer, nominee for director or an immediate family member of a director, an executive officer or a nominee for director. We define a related party transaction as a transaction, agreement or relationship in which Cliffs was, is or will be a participant, the amount of the transaction exceeds $120,000, and a related person has or will have a direct or indirect material interest. However, compensation paid by Cliffs for service as a director or executive officer of the Company is not deemed to be a related party transaction, even if the aggregate amount involved exceeds $120,000.
Since January 1, 2019, there has been one transaction in which Cliffs was a participant and the amount exceeds $120,000, and in which a related person had or will have a direct or material interest, as described below. We recognize that transactions between us and any of our directors or executive officers can present potential or actual conflicts of interest and create the appearance that our decisions are based on considerations other than the best interests of our shareholders.
In September 2016, Cliffs hired Mr. Celso Goncalves, the son of our Chairman, President and CEO, as our Assistant Treasurer. Effective January 1, 2018, Mr. Celso Goncalves was promoted to Vice President, Treasurer and named an officer of Cliffs. With respect to fiscal year 2019, Mr. Celso Goncalves was paid a salary of $258,000, earned incentive compensation under the Management Performance Incentive Plan of $314,244 and participated in other regular and customary employee benefit plans and programs generally available to our employees. In addition, in February 2019, Mr. Celso Goncalves was granted a Restricted Stock Unit Award of 9,244 common shares, which had a grant date value of $103,903, and a Performance Share Award of 9,244 common shares, which had a grant date value of $103,903, as well as a Performance Cash Award of $87,720. The foregoing compensation arrangement is considered a related party transaction under our policy. During 2018, Mr. Celso Goncalves' compensation was reviewed and approved by our Audit Committee in accordance with the policy.
We have entered into indemnification agreements with each current member of the Board and each of our officers. The form and execution of the indemnification agreements were approved and adopted by the Board on April 24, 2019. The indemnification agreements essentially provide that, to the fullest extent permitted or required by Ohio law and as the law may change to increase the scope of indemnification, we will indemnify the indemnitee against all expenses, costs, liabilities and losses (including attorneys’ fees, judgments, fines or settlements) incurred or suffered by the indemnitee in connection with any suit in which the indemnitee is a party or otherwise involved as a result of his or her service as a member of the Board or as an officer of the Company. Under these agreements, to the extent that the indemnification is unavailable, we shall contribute to the payment of any and all indemnifiable claims or losses in an amount that is fair and reasonable under the circumstances. In connection with the indemnification agreements with each current member of the Board, we have a trust agreement with KeyBank National Association pursuant to which the parties to the indemnification agreements may be reimbursed with respect to enforcing their respective rights under the indemnification agreements.
In 2004, we reached an agreement with the USW pursuant to which the USW may designate a member to the Board provided that the individual is acceptable to the Chairman, is recommended by the Board Affairs Committee (now known as the Governance Committee), and is then approved by the full Board to be considered a director nominee. In 2007, Susan Green was first proposed by the USW, elected to the Board by Cliffs’ shareholders in July 2007, and re-elected in each of the years 2008 through 2013. As a result of the proxy contest in 2014, Ms. Green

2020 Proxy Statement	12

CORPORATE GOVERNANCE

was not re-elected but was asked by the reconstituted Board to re-join the Board and was subsequently appointed on October 15, 2014 and re-elected each year since 2015. In October 2019, Ms. Green submitted a letter to our Board Chair and our Governance Committee Chair tendering her resignation from the Board for having reached the 12-year term limit contained in our Corporate Governance Guidelines. At its October 2019 meeting and upon recommendation by the Governance Committee, the Board considered the status of Ms. Green's situation as the USW's designee to the Board. The Board determined to exercise its permitted discretion under our Corporate Governance Guidelines and unanimously voted to reject Ms. Green's resignation, with Ms. Green abstaining from the vote.

2020 Proxy Statement	13

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION

Our Amended and Restated 2014 Nonemployee Directors' Compensation Plan (the "Directors' Plan"), which is further described below, allows for a combination of cash and equity compensation for our nonemployee directors.
Cash Compensation
For 2019, each nonemployee director received the following cash payments, paid in equal quarterly amounts, for his or her Board retainer and committee assignments.

BOARD FORM OF CASH COMPENSATION	2019 ($)
Annual Retainer	120,000
Lead Director Annual Retainer	48,000
Audit Committee Chair Annual Retainer	24,000
Compensation Committee Chair Annual Retainer	15,000
Governance Committee Chair Annual Retainer	12,000
In addition, customary expenses for attending Board and committee meetings are reimbursed. Employee directors receive no additional cash compensation for their service as directors. We do not fund any type of retirement or pension plan for nonemployee directors.
Retainer Share Election Program
Starting in 2015, the Governance Committee recommended and the Board adopted a Nonemployee Director Retainer Share Election Program pursuant to which nonemployee directors may elect to receive in Cliffs common shares all or certain portions of their annual retainer and any other fees earned in cash. Election is voluntary and irrevocable for the applicable election period, and shares issued under this program must be held for six months from the issuance date. The number of shares received each quarter is calculated by dividing the value of the applicable quarterly cash retainer amount by the closing market price of our common shares on the date of payment. Six nonemployee directors, Mses. Harlan and Miller and Messrs. Fisher, Siegal, Stoliar and Taylor, participated in this program during 2019.
Equity Grants
During 2019, our nonemployee directors received restricted share awards under the Directors’ Plan. For 2019, nonemployee directors were granted a number of restricted shares, with a value equal to $100,000, based on the closing price of the Company’s common shares on the NYSE on April 24, 2019, the date of our annual meeting of shareholders in 2019. The restricted share awards issued under the Directors' Plan generally vest twelve months from the grant date. These grants were subject to any deferral election and made pursuant to the terms of the Directors’ Plan and an award agreement, effective on April 24, 2019.
Directors receive dividends, if any, on their restricted share awards and may elect to reinvest all cash dividends in additional common shares. Those additional common shares are subject to the same restrictions as the underlying award. Cash dividends not subject to a deferral election are paid to the director without restriction.
Share Ownership Guidelines
We have established Share Ownership Guidelines for our nonemployee directors and assess each director’s compliance with the guidelines on a quarterly basis. The Share Ownership Guidelines provide that each director hold or acquire common shares of the Company having a market value equal to at least 3.5x the current annual retainer within five years of becoming a director. As of December 31, 2019, Messrs. Baldwin, Fisher, Rutkowski, Rychel, Siegal, Stoliar and Taylor and Ms. Green were in compliance with the guidelines, but we note that all directors are within the applicable timeframe to reach compliance.
Deferrals
Our Directors’ Plan gives nonemployee directors the opportunity to defer all or a portion of their awards that are denominated or payable solely in shares. Deferred share accounts earn dividend equivalents at the end of each quarter based on any cash dividends we pay during the quarter, which dividend equivalents are credited to the accounts in the form of additional deferred shares. The amounts in the director’s deferral account will be paid to the director in the form elected after such director’s termination of service, death, or a change in control of Cliffs.

2020 Proxy Statement	14

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION FOR 2019
The following table, supported by the accompanying footnotes and the narrative above, sets forth for fiscal year 2019 all compensation earned by the individuals who served as our nonemployee directors at any time during 2019.

NAME	FEES EARNED OR PAID IN CASH ($)(1)	STOCK AWARDS ($)(2)	ALL OTHER COMPENSATION ($)	TOTAL ($)
J.T. Baldwin	144,000	99,998	—	243,998
R.P. Fisher, Jr.	120,000	99,998	—	219,998
S.M. Green	120,000	99,998	—	219,998
M.A. Harlan (3)	110,667	123,559	—	234,226
J.L. Miller (4)	110,667	123,559	—	234,226
J.A. Rutkowski, Jr.	132,000	99,998	—	231,998
E.M. Rychel	120,000	99,998	—	219,998
M.D. Siegal	120,000	99,998	—	219,998
G. Stoliar	120,000	99,998	—	219,998
D.C. Taylor	183,000	99,998	—	282,998

(1)	The amounts listed in this column reflect the aggregate cash dollar value of all earnings in 2019 for annual retainer fees and chair retainers.

(2)
The amounts reported in this column reflect the aggregate grant date fair value computed in accordance with Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718 for the nonemployee directors’ restricted share awards granted during 2019, which awards are further described above, and whether or not deferred by the director. The grant date fair value of the nonemployee directors’ restricted share award of 2,493 shares to each Mses. Harlan and Miller on January 28, 2019 was $9.45 per share ($23,562). The grant date fair value of the nonemployee directors’ restricted share award of 10,515 shares on April 24, 2019 was $9.51 per share (approximately $100,000). Messrs. Baldwin, Rychel and Siegal elected to defer all or a certain portion of their restricted share award under the Directors' Plan. As of December 31, 2019, the aggregate number of restricted shares subject to forfeiture held by each nonemployee director was as follows: Mr. Fisher - 10,515; Ms. Green - 10,515; Ms. Harlan - 13,008; Ms. Miller - 13,008; Mr. Rutkowski - 10,515; Mr. Siegal - 8,036.869; Mr. Stoliar - 10,515; and Mr. Taylor - 10,715.433. As of December 31, 2019, the aggregate number of deferred share units allocated to the deferred share accounts of Messrs. Baldwin, Rychel and Siegal under the Directors' Plan were 10,728.601, 39,128.835 and 28,612.158, respectively.

(3)	Ms. Harlan was elected as a director on January 28, 2019 and received a prorated 2018 restricted share award.

(4)	Ms. Miller was elected as a director on January 28, 2019 and received a prorated 2018 restricted share award.

2020 Proxy Statement	15

DIRECTOR COMPENSATION

PROPOSALS 1 & 2	ELECTION OF DIRECTORS

As of the date of this proxy statement, the Merger has not been consummated. Cliffs expects that the Merger will close promptly upon the satisfaction of certain remaining conditions, including receipt of the required approvals from Cliffs’ shareholders and AK Steel’s stockholders at the respective special meetings to be held on March 10, 2020. Accordingly, Cliffs expects the Merger will close prior to the date of the 2020 Annual Meeting; however, Cliffs can provide no assurance that the Merger will close prior to the 2020 Annual Meeting, or at all. In light of this uncertainty, Cliffs is seeking shareholder approval for two alternative proposals for the election of directors. Proposal 1 assumes the Merger has closed prior to the 2020 Annual Meeting and assumes, in accordance with the Merger Agreement and effective as of the effective time of the Merger, (i) Messrs. Rutkowski and Siegal have resigned as members of the Board, (ii) the size of the Board has been increased by one member and (iii) current AK Steel Board members Messrs. Gerber and Michael and Ms. Yocum have been appointed to the Board. Proposal 2 assumes the Merger has not closed prior to the 2020 Annual Meeting.
If the Merger closes prior to the 2020 Annual Meeting, then (i) twelve director positions will be up for election, (ii) your vote with respect to Proposal 1 shall be effective and (iii) your vote with respect to Proposal 2 shall have no effect.
If the Merger does not close prior to the 2020 Annual Meeting, then (i) eleven director positions will be up for election, (ii) your vote with respect to Proposal 1 shall have no effect and (iii) your vote with respect to Proposal 2 shall be effective.
EVEN THOUGH THE VOTING RESULTS WITH RESPECT TO EITHER PROPOSAL 1 OR PROPOSAL 2 (BUT NOT BOTH) WILL BE EFFECTIVE FOR PURPOSES OF ELECTING DIRECTORS, PLEASE VOTE YOUR SHARES WITH RESPECT TO BOTH PROPOSALS.
All of the director nominees named herein are independent under the NYSE director independence standards, except for Mr. Goncalves. All of the nominees were elected by the shareholders at the Annual Meeting of Shareholders held on April 24, 2019, except for Messrs. Gerber and Michael and Ms. Yocum.
Each of the director nominees has consented to his or her name being submitted by Cliffs as a nominee for election as a member of the Board. Each such nominee has further consented to serve as a member of the Board if elected. Should any nominee decline or be unable to accept such nomination to serve as a director, an event that we currently do not anticipate, the persons named as proxies reserve the right, in their discretion, to vote for a lesser number of nominees or for substitute nominees designated by the directors, to the extent consistent with our Regulations and our obligations under the Merger Agreement.
The nominees for election to the Board have diversified professional experience in general management, steel manufacturing and processing, mining, metallurgical engineering, operations, finance, investment banking, labor, law and other fields. There is no family relationship among any of our nominees and executive officers. The average age of the nominees currently serving on the Board is 62, ranging from ages 46 to 67. The average years of service of the nominees currently serving on the Board is 5.2 years, ranging from 1 year to over 12 years of service.
With respect to each of Proposals 1 and 2, the nominees receiving a plurality vote of the shares will be elected. However, under our majority voting policy (adopted by the Board), in an uncontested election, any director nominee that is elected by a plurality vote but fails to receive a majority of votes cast (which excludes abstentions and broker non-votes) is expected to tender his or her resignation, which resignation will be considered by the Governance Committee and the Board.
Under Ohio law, shareholders have the right to exercise cumulative voting in the election of directors as described under “Cumulative Voting for Election of Directors” on page 6. If cumulative voting rights are in effect for the election of directors, which we currently do not anticipate to be the case, you may allocate among the director nominees, as you see fit, the total number of votes equal to the number of director positions to be filled multiplied by the number of shares you hold.

2020 Proxy Statement	16

PROPOSALS 1 & 2 ELECTION OF DIRECTORS

INFORMATION CONCERNING DIRECTOR NOMINEES

JOHN T. BALDWIN Age: 63 Director since 2014 Other Current Public Directorships: None Former Public Directorships: Metals USA Holdings Corp. (2006 - 2013) The Genlyte Group Incorporated (2003 - 2008)
Specific qualifications, experience, skills and expertise:
▪
Former Audit Committee Chairman of Metals USA Holdings Corp.
▪
Retired Chief Financial Officer with over twenty-five years of increasing financial responsibility
▪
Broad experience structuring and negotiating complicated financial M&A transactions

Former Director and Chairman of the Audit Committee of Metals USA Holdings Corp., a provider of a wide range of products and services in the heavy carbon steel, flat-rolled steel, specialty metals, and building products markets, from January 2006 to April 2013; Senior Vice President and Chief Financial Officer of Graphic Packaging Corporation, 2003 to 2005. Mr. Baldwin holds a Bachelor of Science degree from the University of Houston and J.D. from the University of Texas School of Law.

ROBERT P. FISHER, JR. Age: 65 Director since 2014 Other Current Public Directorships: None Former Public Directorships: CML Healthcare, Inc. (2010 - 2013)
Specific qualifications, experience, skills and expertise:
▪
Vast experience in the investment and finance industries which included advising the boards of numerous public companies
▪
Served on the Audit Committee, the Nominating and Corporate Governance Committee and as chair of the Human Resources Committee of CML Healthcare, Inc.

President and Chief Executive Officer of George F. Fisher, Inc., a private investment company that manages a portfolio of public and private investments, since 2002. Mr. Fisher served in various positions with Goldman, Sachs & Co., a global investment banking firm, from 1982 until 2001, eventually serving as Managing Director and head of its Canadian Corporate Finance and Canadian Investment Banking units for eight years and then as head of Goldman Sachs Investment Banking Mining Group. During Mr. Fisher's tenure at Goldman, Sachs & Co., he worked extensively with many of the leading North American metals and mining companies, and also served as the head of Goldman's Investment Banking Mining Group. Mr. Fisher holds a Bachelor of Arts degree from Dartmouth College and a Master of Arts degree in Law and Diplomacy from Tufts University.

WILLIAM K. GERBER Age: 66 Current Public Directorships: AK Steel Holding Corporation (since 2007) Wolverine World Wide, Inc. (since 2008) Former Public Directorships: Kaydon Corporation (2007 - 2013)
Specific qualifications, experience, skills and expertise:
▪
Broad and keen understanding of complex financial and accounting matters
▪
Chair of the Audit Committee of AK Steel and member of the Audit Committee of Wolverine World Wide, Inc.

Managing Director of Cabrillo Point Capital LLC, a private investment fund since 2007. Executive Vice President and Chief Financial Officer of Kelly Services, Inc., a global staffing solutions company, from 1998 to 2007; Vice President-Finance from 1993 to 1998 and Vice President-Corporate Controller from 1987 to 1993 of L Brands Inc. (f/k/a The Limited Brands Inc.). Mr. Gerber received his Bachelor of Science in Economics degree from the Wharton School at the University of Pennsylvania and his Master of Business Administration from the Harvard Graduate School of Business Administration.

2020 Proxy Statement	17

PROPOSALS 1 & 2 ELECTION OF DIRECTORS

LOURENCO GONCALVES
Age: 62
Director since 2014
Other Current Directorships:
American Iron and Steel Institute (since 2014)
Former Public Directorships:
Ascometal SAS (2011 - 2014)
Metals USA Holdings Corp. (2006 - 2013)
Metals USA Inc. (2003 - 2006)
Specific qualifications, experience, skills and expertise: ▪ More than 30 years of experience in the metals and mining industries ▪ Extensive board experience, in the United States and abroad
Chairman of the Board, President and Chief Executive Officer of the Company since August 2014; Chairman, President and Chief Executive Officer of Metals USA Holdings Corp., an American manufacturer and processor of steel and other metals from May 2006 through April 2013; President, Chief Executive Officer and a director of Metals USA Inc. from February 2003 through April 2006. Prior to Metals USA, Mr. Goncalves served as President and Chief Executive Officer of California Steel Industries, Inc. from March 1998 to February 2003.  Mr. Goncalves earned a Bachelor's degree in Metallurgical Engineering from the Military Institute of Engineering in Rio de Janeiro, Brazil and a Masters of Science degree in Metallurgical Engineering from the Federal University of Minas Gerais in Belo Horizonte, Brazil. Mr. Goncalves was most recently recognized as a Distinguished Member and Fellow by the Association for Iron & Steel Technology.

SUSAN M. GREEN Age: 60 Director since 2007 Other Current Public Directorships: None Former Public Directorships: None
Specific qualifications, experience, skills and expertise:
▪
Experienced law and policy advocate in the public and private sectors
▪
Served as both a labor organizer and as an attorney representing employees, labor unions, and employee benefit plans
▪
Brings her diverse experiences as labor attorney and an alternative point of view to the Board

Former Deputy General Counsel, U.S. Congress Office of Compliance, which enforces the labor and employment laws for the Legislative Branch, from November 2007 through September 2013. Prior to that position, Ms. Green held several appointments in the U.S. Department of Labor during the Administration of President Bill Clinton (1999-2001), and served as Chief Labor Counsel for then-Senator Edward M. Kennedy (1996-1999). Ms. Green was originally proposed as a nominee for the Board by the USW pursuant to the terms of our 2004 labor agreement. Ms. Green received her J.D. from Yale Law School and an A.B. from Harvard College.

M. ANN HARLAN Age: 60 Director since 2019 Other Current Public Directorships: The Gorman-Rupp Company (since 2009) Former Public Directorships: None
Specific qualifications, experience, skills and expertise:
▪
Extensive business and legal experience across a variety of industries
▪
Independent board member on both public and private company boards as well as nonprofit organizations
▪
Lead Director and chair of the Nominating and Governance Committee of The Gorman-Rupp Company

Former Vice President, General Counsel and Corporate Secretary of The J.M. Smucker Company, from January 1998 to January 2011, a Fortune 500 company listed on the NYSE that manufactures and markets over 40 food and pet food brands with more than 30 manufacturing locations. Ms. Harlan was a member of the Smucker executive management team responsible for setting and implementing corporate strategy and has broad experience with corporate governance issues and requirements of the NYSE, the SEC and the Sarbanes-Oxley Act of 2002. Ms. Harlan holds a Bachelor of Arts degree in Government from Skidmore College and a J.D. from Case Western Reserve University School of Law. She has also completed an Executive Education Program at Harvard Business School.

2020 Proxy Statement	18

PROPOSALS 1 & 2 ELECTION OF DIRECTORS

RALPH S. MICHAEL, III
Age: 65
Other Current Public Directorships:
AK Steel Holding Corporation (since 2007)
Arlington Asset Investment Corporation (since 2006)
Former Public Directorships:
Key Energy Services Inc. (2003 - 2016)
FBR & Co. (2006 - 2013)

Specific qualifications, experience, skills and expertise:
▪
Provides valuable insights on a variety of board oversight matters, including complex banking and financial issues
▪
Experience and knowledge from service on other public company boards, including capital markets and finance matters as a former director for FBR & Co. and energy-related issues as a former member of the board and former Lead Director of Key Energy Services, Inc.

Chairman, Fifth Third Bank, Greater Cincinnati Region, since 2018. Executive Vice President of Fifth Third Bank since 2010. President and Chief Operating Officer of the Ohio Casualty Insurance Company from 2005 until its sale in 2007; Executive Vice President and Manager of West Commercial Banking for U.S. Bank, National Association, and Executive Vice President and Manager of Private Asset Management for U.S. Bank, from 2004 to 2005; President of U.S. Bank Oregon from 2003 to 2005; Executive Vice President and Group Executive of PNC Financial Services Group, with responsibility for PNC Advisors, PNC Capital Markets and PNC Leasing, from 2001 to 2002; Executive Vice President and Chief Executive Officer of PNC Corporate Banking from 1996 to 2001. Mr. Michael received his Bachelor of Arts degree in economics from Stanford University and his Master of Business Administration degree from the University of California at Los Angeles (UCLA) Graduate School of Management.

JANET L. MILLER Age: 66 Director since 2019 Other Current Public Directorships: None Former Public Directorships: None
Specific qualifications, experience, skills and expertise:
▪
Extensive advisory experience on governance, internal audit, legal and enterprise risk management
▪
Active leader on numerous civic and nonprofit boards, including work on several governance committees

Former Chief Legal Officer and Corporate Secretary of University Hospitals, from 2001 to 2019, a nationally ranked health care system headquartered in Cleveland, Ohio, with annual revenues in excess of $4 billion. As Chief Legal Officer, Ms. Miller was a trusted advisor to the University Hospitals parent organization, as well as its many subsidiaries, on governance, internal audit, legal and enterprise risk matters. Prior to joining University Hospitals in 2001, Ms. Miller was a partner in the Cleveland office of Jones Day and also served as the Cleveland Office Administrative Partner for Financial Matters. Ms. Miller received her undergraduate degree in business administration with a focus in accounting from the University of Michigan and a J.D. degree from the University of Notre Dame.

JOSEPH A. RUTKOWSKI, JR. Age: 65 Director since 2014 Other Current Public Directorships: Insteel Industries, Inc. (since 2015) Cenergy Holdings SA (since 2016) Former Public Directorships: None
Specific qualifications, experience, skills and expertise:
▪
Over 30 years of experience in the steel industry, including 12 years of service as executive vice president of Nucor
▪
Expertise in M&A, strategy, and iron and steelmaking technology

Principal of Winyah Advisors LLC, a management consulting firm, since 2010; former Executive Vice President of Nucor Corporation (“Nucor”), the largest steel producer in the United States, from 1998 to 2010; various previous capacities at Nucor that included: Manager of Melting and Casting at the Nucor steel division from 1991 to 1992; General Manager from 1992 to 1998; and Vice President from 1993 to 1998. Mr. Rutkowski holds a Bachelor of Science in Mechanics and Materials Science from Johns Hopkins University.

2020 Proxy Statement	19

PROPOSALS 1 & 2 ELECTION OF DIRECTORS

ERIC M. RYCHEL Age: 46 Director since 2016 Other Current Public Directorships: None Former Public Directorships: None
Specific qualifications, experience, skills and expertise:
▪
As Aleris' Chief Financial Officer since 2014, Mr. Rychel leads all of Aleris' capital structure and key initiatives in finance. He provides leadership for the global finance, investor relations and IT functions, and also chairs Aleris' risk and benefits committees.

Executive Vice President, Chief Financial Officer and Treasurer of Aleris Corporation, a global leader in the manufacture and sale of aluminum rolled products; Senior Vice President and Chief Financial Officer of Aleris Corporation from April 2014 - December 2014; Vice President and Treasurer of Aleris Corporation from 2012 - 2014; Managing Director, Industrials Group at Barclays Capital, Inc. from 2010 - 2012. Mr. Rychel received his Bachelor of Science in Economics degree from Wharton School of the University of Pennsylvania.

MICHAEL D. SIEGAL Age: 67 Director since 2014 Other Current Public Directorships: Olympic Steel, Inc. (since 1994) Former Public Directorships: None	Specific qualifications, experience, skills and expertise: ▪ Possesses proven managerial skills with over 30 years of executive experience ▪ Active leader on numerous civic and philanthropic boards
Executive Chairman of the Board of Olympic Steel, Inc., a publicly traded company since 1994, focused on the value-added processing of flat rolled and tubing metal products, since 1984. Chairman and Chief Executive Officer of Olympic Steel (1994 - 2018). Under Mr. Siegal’s leadership, Olympic Steel experienced consistent growth and has been transformed from a family-owned steel distributor to a publicly-traded fully-integrated, value added processor and supply chain manager serving the outsourcing needs of America’s largest manufacturers. Olympic Steel has grown from $35 million to more than $1 billion in revenues. Mr. Siegal received his Bachelor of Science degree from Miami University.

GABRIEL STOLIAR Age: 65 Director since 2014 Other Current Public Directorships: Tupy S.A. (since 2009) Former Public Directorships: None	Specific qualifications, experience, skills and expertise: ▪ Vast experience in and relating to the metals and mining industries ▪ Extensive experience serving on various boards of directors
Partner of Studio Investimentos, an asset management firm focused on Brazilian equities, since 2009; member of the board of directors of Tupy S.A., a foundry and casting company, since 2009; board of directors of LogZ Logistica Brasil S.A., a ports logistic company, from 2011 to 2018; Chief Financial Officer and Head of Investor Relations and subsequently as Executive Director of Planning and Business Development at Vale S.A., a Brazilian multinational diversified metals and mining company, from 1997 to 2008. Mr. Stoliar holds a Bachelor of Science in Production Engineering from the Universidade Federal do Rio de Janeiro, a post graduate degree in Production Engineering with focus in Industrial Projects and Transportation from the Universidade Federal do Rio de Janeiro and an Executive MBA from PDG-SDE/RJ.

2020 Proxy Statement	20

PROPOSALS 1 & 2 ELECTION OF DIRECTORS

DOUGLAS C. TAYLOR Age: 55 Director since 2014 Other Current Public Directorships: None Former Public Directorships: Sapphire Industrials Corp. (2008 - 2010)	Specific qualifications, experience, skills and expertise: ▪ Extensive financial and strategic advisory investment experience, including advising public companies
Lead Director of the Board since August 2014. Former Managing Partner of Casablanca Capital LP, a hedge fund, from 2010-2016; Managing Director at Lazard Freres, a leading financial advisory and asset management firm, from 2002 to 2010; Chief Financial Officer and director at Sapphire Industrials Corp., from 2008 to 2010. Mr. Taylor holds a Bachelor of Arts degree in Economics from McGill University and a Master of Arts degree in International Affairs from Columbia University School of International and Public Affairs.

ARLENE M. YOCUM Age: 62 Current Public Directorships: AK Steel Holding Corporation (since 2017) Former Public Directorships: Key Energy Services, Inc. (2007 - 2016)
Specific qualifications, experience, skills and expertise:
▪
Possesses extensive business and management experience, drawing from Ms. Yocum's distinguished career in the financial services industry and from her prior service on other public company boards
▪
Active leader on numerous civic and nonprofit boards

Former Executive Vice President and Managing Executive of Client Service, PNC Bank Asset Management, from 2003 to 2016. Executive Vice President of the Institutional Investment Group, PNC Asset Management from 1998 to 2003; Director, PNC Private Bank from 1995 to 1998. Since August 2019 Ms. Yocum serves on the board of Glenmede Trust Company, NA, where she is a member of the Audit and Relationship Oversight Committees. Ms. Yocum received her Bachelor of Arts degree in Economics and Political Science from Dickinson College and her Juris Doctor degree from Villanova School of Law.

2020 Proxy Statement	21

DIRECTOR COMPENSATION

PROPOSAL 1	ELECTION OF TWELVE DIRECTORS IF THE MERGER CLOSES PRIOR TO THE 2020 ANNUAL MEETING

If the Merger closes prior to the 2020 Annual Meeting, the Board will nominate the following individuals to serve until the next annual meeting of shareholders or until their successors shall be elected:

JOHN T. BALDWIN
ROBERT P. FISHER, JR.
WILLIAM K. GERBER
LOURENCO GONCALVES
SUSAN M. GREEN
M. ANN HARLAN
RALPH S. MICHAEL, III
JANET L. MILLER
ERIC M. RYCHEL
GABRIEL STOLIAR
DOUGLAS C. TAYLOR
ARLENE M. YOCUM

A biographical overview of the above-listed nominees can be found beginning on page 17. Messrs. Gerber and Michael and Ms. Yocum are members of the AK Steel Board as of the date of this proxy statement and have been nominated by mutual agreement of Cliffs and AK Steel in accordance with the Merger Agreement.

☑	THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THESE DIRECTOR NOMINEES TO THE BOARD.

2020 Proxy Statement	22

PROPOSAL 2	ELECTION OF ELEVEN DIRECTORS IF THE MERGER DOES NOT CLOSE PRIOR TO THE 2020 ANNUAL MEETING

If the Merger does not close prior to the 2020 Annual Meeting, the Board will nominate the following individuals to serve until the next annual meeting of shareholders or until their successors shall be elected:

JOHN T. BALDWIN
ROBERT P. FISHER, JR.
LOURENCO GONCALVES
SUSAN M. GREEN
M. ANN HARLAN
JANET L. MILLER
JOSEPH A. RUTKOWSKI, JR.
ERIC M. RYCHEL
MICHAEL D. SIEGAL
GABRIEL STOLIAR
DOUGLAS C. TAYLOR

A biographical overview of the above-listed nominees can be found beginning on page 17.

☑	THE BOARD RECOMMENDS A VOTE FOR THE ELECTION OF THESE DIRECTOR NOMINEES TO THE BOARD.

2020 Proxy Statement	23

OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY

OWNERSHIP OF EQUITY SECURITIES OF THE COMPANY

The following table sets forth the amount and percent of our common shares that, as of February 24, 2020 (except as otherwise indicated), are deemed under the rules of the SEC to be “beneficially owned” by each of the director nominees named in this proxy statement, our CEO, Chief Financial Officer and the other NEOs as identified in the 2019 Summary Compensation Table below, individually, and collectively by each of our current directors and executive officers as a group, and by any person or “group” (as the term is used in the Securities Exchange Act of 1934 (the "Exchange Act")) known to us as of that date to be a “beneficial owner” of more than five percent or more of our outstanding common shares. None of our common shares owned by our directors, director nominees or executive officers are pledged as security.

NAME OF BENEFICIAL OWNER	AMOUNT AND NATURE OF "BENEFICIAL OWNERSHIP" (1)
	BENEFICIAL OWNERSHIP	INVESTMENT POWER		VOTING POWER		PERCENT OF CLASS (2)
		SOLE	SHARED	SOLE	SHARED
Directors and Director Nominees
John T. Baldwin	123,727	123,727	—	123,727	—	—
Robert P. Fisher, Jr.	124,030	124,030	—	124,030	—	—
William K. Gerber	—	—	—	—	—	—
Susan M. Green	73,682	73,682	—	73,682	—	—
M. Ann Harlan	22,089	22,089	—	22,089	—	—
Ralph S. Michael, III	—	—	—	—	—	—
Janet L. Miller	24,730	24,730	—	24,730	—	—
Joseph A. Rutkowski, Jr.	111,318	111,318	—	111,318	—	—
Eric M. Rychel	28,540	28,540	—	28,540	—	—
Michael D. Siegal	109,578	109,578	—	109,578	—	—
Gabriel Stoliar	176,448	176,448	—	176,448	—	—
Douglas C. Taylor	156,641	156,641	—	156,641	—	—
Arlene M. Yocum	—	—	—	—	—	—
Named Executive Officers
Lourenco Goncalves	2,920,780	2,920,780	—	2,920,780	—	1.08
Terry G. Fedor	243,941	243,941	—	243,941	—	—
Maurice D. Harapiak	227,410	227,410	—	227,410	—	—
Keith A. Koci	73,000	73,000	—	73,000	—	—
Clifford T. Smith	271,719	271,719	—	271,719	—	—
Timothy K. Flanagan (3)	94,771	94,771	—	94,771	—	—
All Current Directors and Executive Officers as a group (18 Persons)	4,978,073	4,978,073	—	4,978,073	—	1.83
Other Persons
BlackRock Inc. (4) 55 East 52nd Street New York, NY 10055	41,325,661	41,325,661	—	40,648,312	—	15.22
The Vanguard Group, Inc. (5) 100 Vanguard Blvd. Malvern, PA 19355	27,995,807	27,680,529	315,278	307,590	43,262	10.31
FMR LLC (6) Abigail P. Johnson 245 Summer Street Boston, MA 02210	16,084,762	16,084,762	—	2,076,824	—	5.93
(1)
Under the rules of the SEC, “beneficial ownership” includes having or sharing with others the power to vote or direct the investment of securities. Accordingly, a person having or sharing the power to vote or direct the investment of securities is deemed to “beneficially own” the securities even if he or she has no right to receive any part of the dividends on or the proceeds from the sale of the securities. Also, because “beneficial ownership” extends to persons, such as co-trustees under a trust, who share power to vote or control the disposition of the securities, the very same securities may be deemed “beneficially owned” by two or more persons shown in the table. Information with respect to “beneficial ownership” shown in the table above is based upon information supplied by our directors, director nominees and executive officers and filings made with the SEC or furnished to us by any shareholder.
(2)
Less than one percent, except as otherwise indicated.
(3)
Mr. Flanagan, previously Executive Vice President, Chief Financial Officer, left Cliffs in February 2019. The information for Mr. Flanagan is based on his direct ownership as of May 13, 2019, which was the last date such information was available to Cliffs and may not reflect current beneficial ownership as of February 24, 2020.
(4)
BlackRock Inc. reported its ownership on Amendment No. 4 to Schedule 13G filed with the SEC on February 4, 2020.
(5)
The Vanguard Group, Inc. reported its ownership on Amendment No. 9 to Schedule 13G filed with the SEC on February 12, 2020.
(6)
FMR LLC and Abigail P. Johnson reported their combined ownership on Amendment No. 1 to Schedule 13G filed with the SEC on February 7, 2020.

2020 Proxy Statement	24

EQUITY COMPENSATION PLAN INFORMATION

Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides certain information as of December 31, 2019 regarding securities to be issued pursuant to outstanding stock options, restricted stock units and performance-based awards and securities remaining available for issuance under our equity plans. The Cliffs Natural Resources Inc. Amended and Restated 2012 Incentive Equity Plan (the "A&R 2012 Incentive Equity Plan"); the Cliffs Natural Resources Inc. 2015 Equity and Incentive Compensation Plan, as amended (the "2015 Equity Plan"); the Amended and Restated Cliffs Natural Resources Inc. 2015 Equity and Incentive Compensation Plan (the "A&R 2015 Equity Plan"); the Cliffs Natural Resources Inc. 2015 Employee Stock Purchase Plan (the "ESPP"); and the Directors' Plan have been approved by our shareholders.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (a)		WEIGHTED AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (b)		NUMBER OF SECURITIES REMAINING AVAILABLE FOR FUTURE ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (a)) (c)
Equity Compensation Plans Approved by Security Holders	6,694,466	(1)	$10.42	(2)	20,321,432	(3)

Equity Compensation Plans Not Approved by Security Holders	—		__		—
Total	6,694,466				20,321,432

(1)	Includes the following securities to be issued upon exercise or vesting of:

•
980,536 performance shares from the 2015 Equity Plan and 2,891,220 performance shares from the A&R 2015 Equity Plan, which assumes a maximum payout of 200% upon meeting certain performance targets (as a result, this aggregate reported number may overstate actual dilution);

•	2,147,183 restricted stock units for employees under both employee plans and 112,297 restricted shares under the Directors Plan;

•	563,230 stock options that are vested and exercisable as of December 31, 2019; and

•	0 shares from the ESPP.
The 2015 Equity Plan and the A&R 2015 Equity Plan use a fungible share pool under which each share issued pursuant to an option or stock appreciation right ("SAR") reduces the number of shares available by one share and each share issued pursuant to awards other than options or SARs reduces the number of shares available by two shares. This aggregated reported number reflects the actual number of shares that would be issued in settlement of these awards, and does not reflect the fungible impact on the 2015 Equity Plan and the A&R 2015 Equity Plan if these awards were earned in total, which impact would be 12,037,878 shares.

(2)	Restricted stock units and performance-based awards are not taken into account in the weighted-average exercise price as such awards have no exercise price.

(3)	Includes the following securities:

•
9,931,740 common shares remaining available under the A&R 2015 Equity Plan that may be issued in respect of stock options, SARs, restricted shares, restricted stock units, deferred shares, performance shares, performance units, retention units and dividends or dividend equivalents;

•
389,692 common shares remaining available under the Directors’ Plan that may be issued in respect of restricted shares, restricted stock units, deferred shares and other awards that may be denominated or payable in, valued by or reference to or based on common shares or factors that may influence the value of the common shares; and

•	10,000,000 common shares authorized for purchase under the ESPP.
Also, as mentioned above, the A&R 2015 Equity Plan uses a fungible share pool under which each share issued pursuant to an option or SAR reduces the number of shares available by one share, and each share issued pursuant to awards other than options or SARs reduces the number of shares available by two shares. As a result, awards granted from these remaining shares would ultimately count against this number, if and when settled in shares, based on the applicable fungible ratio and, in the case of performance-based awards, based on actual performance.

2020 Proxy Statement	25

COMPENSATION DISCUSSION AND ANALYSIS

COMPENSATION DISCUSSION AND ANALYSIS

INTRODUCTION
The Compensation Discussion and Analysis (the "CD&A") describes in detail our executive compensation program for 2019 for our named executive officers ("NEOs") consisting of our principal executive officer, our principal financial officer, and the next three highest paid executive officers employed as of December 31, 2019, plus Mr. Flanagan, who separated from Cliffs as of February 12, 2019.

OUR NEOS FOR 2019:
Lourenco Goncalves	Chairman, President and Chief Executive Officer (the "CEO")
Keith A. Koci	Executive Vice President, Chief Financial Officer (the "CFO")
Clifford T. Smith	Executive Vice President, Chief Operating Officer (the "COO")
Terry G. Fedor	Executive Vice President, Operations
Maurice D. Harapiak	Executive Vice President, Human Resources & Chief Administration Officer
Timothy K. Flanagan (1)	Former Executive Vice President, CFO
(1) Cliffs experienced a leadership transition during February 2019 – Mr. Flanagan separated from Cliffs on February 12, 2019 and Mr. Koci was appointed Executive Vice President, CFO.
Our CD&A and the related compensation tables and narratives cover our NEOs for 2019 and analyze a variety of compensation decisions and actions. The following discussion focuses primarily on compensation actions taken and decisions made during our 2019 fiscal year, but also may contain information regarding compensation actions taken and decisions made both before and after the fiscal year to the extent that such information enhances the understanding of our executive compensation program. The CD&A includes a description of the principles underlying our executive compensation policies and our most important executive compensation decisions for 2019 and provides analysis of these policies and decisions. The discussion gives context for, and should be read together with, the data presented in the compensation tables, the footnotes and narratives to those tables and the related disclosures appearing elsewhere in this proxy statement.

2020 Proxy Statement	26

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY
Strategic and Financial Performance At-A-Glance
Founded in 1847, Cleveland-Cliffs Inc. is the largest and oldest independent iron ore mining company in the United States. We are a major supplier of iron ore pellets to the North American steel industry from our mines and pellet plants located in Michigan and Minnesota. In 2020, we expect to be the sole producer of hot briquetted iron ("HBI") in the Great Lakes region with the startup of our first production plant in Toledo, Ohio. Driven by the core values of safety, social, environmental and capital stewardship, we endeavor to provide all stakeholders with operating and financial transparency.
We are the market-leading iron ore producer in the United States, supplying differentiated iron ore pellets under long-term contracts to major North American blast furnace steel producers. We have the unique advantage of being a low-cost, high-quality, iron ore pellet producer with significant transportation and logistics advantages to serve the Great Lakes steel market. The pricing structure and long-term nature of our existing contracts, along with our low-cost operating profile, position our Mining and Pelletizing segment as a strong cash flow generator in most commodity pricing environments. Since instituting our strategy in 2014 of focusing on this business, we have achieved significant accomplishments, including maximizing commercial leverage in pricing and securing sales volume certainty with steelmakers throughout the Great Lakes region, improving operating reliability by making operational improvements, realizing more predictability in cash flows, developing new demand avenues in the metallics industry, embracing the global push toward environmental stewardship and developing new pellet products to meet ever-evolving market demands.
On December 2, 2019, we entered into the Merger Agreement to acquire AK Steel, a leading North American producer of flat-rolled carbon, stainless and electrical steel products, primarily for the automotive, infrastructure and manufacturing markets. We expect to complete the Merger in the first quarter of 2020. We believe the transaction will transform us into a best-in-class iron ore and steel producer with industry leading margins and a self-sufficiency in iron ore, along with the synergy value created from the combination of two public companies.
The acquisition of AK Steel, when complete, is expected to allow us to benefit from a larger and more diverse base of customers, with less overall emphasis on commodity-linked contracts. The expansion of our customer base into the automotive industry as well as other steel consuming manufacturers through the acquisition of AK Steel is expected to generate more predictable earnings and cash flows due to the focus on value-added and non-commoditized products and less exposure to volatile commodity indices.
Our consolidated revenues were $2.0 billion and $2.3 billion for the years ended December 31, 2019 and 2018, respectively, with net income from continuing operations of $1.04 and $3.42 per diluted share, respectively. Net income from continuing operations for 2019 when compared to 2018 was negatively impacted by an income tax benefit of $475 million in 2018, primarily due to the release of the valuation allowance in the U.S., which was not repeated in 2019. We reported 2019 Adjusted EBITDA of $525 million, compared to $766 million in 2018. The decrease in both revenues and adjusted EBITDA is attributable to lower pellet selling prices, driven by the reduction in both hot-rolled coil steel prices and pellet premiums, as well as reduced third-party sales volume, due to lower customer demand. This decrease was partially offset by higher iron ore prices.
Shareholder Engagement and Say-on-Pay Highlights
Seeking feedback from our shareholders on a regular basis is a critical part of our approach to managing our executive compensation program. Cliffs maintains open communication with the investment community. During 2018 and early 2019, our executive management team engaged with our shareholders on executive compensation matters. In response to feedback from shareholders, we made a number of changes for 2019 that are discussed in this proxy statement. These changes were also disclosed in our 2019 proxy statement and we believe the changes helped result in approximately 70% of our voting shareholders voting in favor of our Say-on-Pay proposal. We continued ongoing open and transparent dialogue with our current and potential shareholders throughout 2019. The feedback from our shareholder engagement efforts and the 2019 Say-on-Pay vote indicated that our overall compensation program design is generally supported by our shareholders. As described further below, we have acted on the feedback received from our shareholders to refine our executive compensation programs, but because of the positive result of our 2019 Say-On-Pay vote, we did not make any changes to our 2019 executive compensation program that were specifically driven by such 2019 Say-On-Pay vote.

2020 Proxy Statement	27

COMPENSATION DISCUSSION AND ANALYSIS

The Compensation Committee also considers advice from its independent consultant and feedback from the proxy advisory firms, and reviews the executive compensation program for alignment with our shareholders’ interests, strategic goals, and current market practices. To this end, we have made enhancements to our program over the years, including increased emphasis on performance-based pay. Other examples of adjustments to our compensation practices and polices are:

✓	No special or one-time equity awards granted to any of the NEOs. The Compensation Committee agreed that these types of awards will not be granted except for under unusual circumstances;
✓
Increased the portion of the annual incentive program based on a financial performance metric. Beginning in 2019, the annual incentive program will be based 50% on financial performance, 10% on safety scorecard and 40% on strategic initiatives; and

✓
We have improved annual incentive program disclosures.  We have improved our discussion of how and why we set our annual performance measures and levels of performance with emphasis on robust strategic initiative disclosure.

Our ongoing, open dialogue with our shareholders helps ensure that the Board and management regularly take the pulse of investor perspectives. We believe that our shareholders are supportive of the objectives of our program but desire greater transparency in our description of how targets are set and evaluated, which we have done below.
When we introduced strategic initiatives to our annual incentive plan, we faced an iron ore and coal pricing environment that bankrupted some of our competitors. In this difficult environment where we were shedding assets to stabilize our balance sheet, we introduced strategic initiatives and reduced our reliance on components that were materially subject to changes outside our control. By focusing on a balance of financial measures and strategic initiatives, we have stabilized Cliffs and delivered outstanding performance.
2019 Executive Compensation Highlights
Our executive compensation programs are designed to:

•	Support the execution of our business strategy and long-term financial objectives;

•	Attract, motivate and retain highly talented executives who will promote the short- and long-term growth of Cliffs;

•	Create shareholder value and returns to align the long-term interests of our NEOs with those of our shareholders; and

•	Reward executives for contributions at a level reflecting Cliffs' performance as well as their individual performance.
Our executive compensation elements at-a-glance:

Base Salary Our NEOs' base salaries are based on their roles and responsibilities, experience, performance and expected future contribution, and any retention considerations
Annual Incentive Program Our NEOs participate in the annual incentive program, which provides at-risk compensation that rewards NEOs for performance against pre-determined annual goals
Long-Term Incentive Program
Our NEOs receive long-term incentives that are designed to promote long-term performance by and retention of our executives, and to align compensation with the investment outcomes for our shareholders

Retirement Benefits
Our NEOs receive contributions to the Supplemental Executive Retirement Plan, and matching contributions to the Non-Qualified Deferred Compensation Plan, Pension Plan, & 401(k) Savings Plan

2020 Proxy Statement	28

COMPENSATION DISCUSSION AND ANALYSIS

2019 Performance Metric Results:

•
2019 Annual Incentive Program – Awards paid out at 162.4% of target, reflecting the results for the three metrics utilized by the Compensation Committee: safety; strategic initiatives; and Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization ("Adjusted EBITDA"), a description of which is provided in the Annex.

•
2017-2019 Long-Term Incentive Program – In January 2020, the Compensation Committee determined that, for the three-year performance period ended December 31, 2019, we achieved relative total shareholder return ("TSR") performance above target (65.3rd percentile) compared to our comparator group resulting in a payout level of 161.2% for the performance cash and share awards.

2020 Proxy Statement	29

COMPENSATION DISCUSSION AND ANALYSIS

2019 Compensation Decisions
The table below summarizes the 2019 compensation actions that are consistent with our commitment to align pay with Company performance and the interests or our shareholders. Details about the compensation decisions made in 2019 are more fully discussed later in the CD&A.

		PAY ELEMENT	CEO (MR. GONCALVES)	OTHER NEOs	COMMENTS

FIXED	SHORT-TERM	BASE SALARY	Base salary was increased to $1,391,000 (3% increase)	Merit increase averaged 3%	Mr. Koci is first-year NEO	SHORT-TERM	FIXED

				Mr. Smith received salary increase of 20%	Mr. Smith's salary increase of 20% reflects his promotion in January 2019 to EVP, COO
VARIABLE							VARIABLE
		2019 ANNUAL INCENTIVE PROGRAM - EMPI	EMPI target: 200% of base salary	EMPI target: 120% of base salary for Mr. Smith; 100% for other NEOs	EMPI award is based on: 50% Adjusted EBITDA, 40% strategic initiatives and 10% safety achievement

Earned award paid at 162.4% of target, determined by the Compensation Committee through the evaluation of actual performance against quantitative, qualitative and discretionary performance metrics and goals
Average earned award paid to other NEOs in place at year-end was 162.4% of individual target awards
Actual incentive payouts can range from 0% to 200% of target award opportunities based on the achievement of Company strategic initiatives and performance metrics as determined by the Compensation Committee

Mr. Flanagan did not earn an EMPI award for 2019 due to his separation from Cliffs
	LONG-TERM					LONG-TERM
		2019 LONG-TERM PROGRAM ANNUAL GRANT	Long-term target: 400% of base salary	Long-term target: 250% of base salary for Mr. Smith; 175% for other NEOs

		Long-Term Performance Cash and Performance Shares	Performance cash represents 34% of the annual grant	Performance cash represents 34% of the annual grant	Performance cash and shares are earned based on achieving relative Total Shareholder Return (TSR)

			Performance shares represent 33% of the annual grant	Performance shares represent 33% of the annual grant
Relative TSR is compared to comparator companies’ returns in the metals and mining industry. The cash and share grant is based on Cliffs relative TSR performance over a three-year period, generally vests in full at the end of the three years and is payable in cash and shares if performance is achieved.
The actual total payout for the award can range from 0% to 200% of the original grant, depending on the achievement of relative TSR compared to the comparator companies.

		Restricted Stock Units	Restricted stock units represent 33% of the annual grant	Restricted stock units represent 33% of the annual grant	Restricted stock units are retention-based and generally vest based upon continued employment with Cliffs on December 31, 2021

2020 Proxy Statement	30

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION PHILOSOPHY AND CORE PRINCIPLES
The Compensation Committee designed our executive compensation program to help attract, motivate, reward and retain high-performing executives. The goal was to align pay with Cliffs’ performance in the short-term through variable cash compensation based on measures of financial performance and operational and strategic excellence and over the long-term through stock-based and cash-based incentives. Our compensation philosophy was to place a significant portion of compensation at risk based on our performance and increase the portion of compensation that is at risk as the responsibility level of the individual increases, consistent with market practices.
Our guiding compensation principles, as established by the Compensation Committee for 2019, were as follows:

•	Align short-term and long-term incentives with results delivered to shareholders;

•	Be transparent, ensure that executives and shareholders understand our executive compensation programs, including the objectives, mechanics, and compensation levels and opportunities provided;

•
Design an incentive plan that focuses on performance objectives tied to our business plan (including profitability-related and cost control objectives), relative performance objectives tied to market conditions (including relative TSR, measured by share price appreciation plus dividends, if any) and performance against other key objectives tied to our business strategy (including safety, reduced debt, and decreased overall spending);

•	Provide competitive fixed compensation elements over the short-term (base salary) and long-term (equity and retirement benefits) to encourage long-term retention of our key executives; and

•
Continue to structure programs as in prior years to align with corporate governance best practices (such as not providing "gross-ups" related to change in control payments, using "double-trigger" vesting in connection with a change in control for equity awards, using Share Ownership Guidelines and maintaining a clawback policy related to incentive compensation for our executive officers).

Pay for Performance Compensation Mix
Pay for performance is a key feature in Cliffs' compensation philosophy. An essential principle of our compensation program is to tie compensation to the achievement of specific financial and performance goals that further our business strategies and reward actual performance. As such, a significant portion of our NEOs' compensation is conditioned on the achievement of challenging performance goals and, therefore, is at risk. The Company uses a three-year performance measurement period for all awards other than those under the annual incentive program to emphasize performance over a longer period of time and to mitigate compensation risk.
The variable pay at-risk components include the annual incentive (cash-based) awards, tied to the achievement of short-term performance goals, and long-term incentive (cash and equity-based) awards, that are dependent upon long-term relative TSR. The largest portion of variable pay is our long-term incentive awards. In fact, 66% of our CEO's and 57% on average of our other NEOs' target total direct compensation is long-term.

2019 AT–RISK COMPENSATION

		WHY WE PAY THIS ELEMENT		KEY CHARACTERISTICS
ANNUAL INCENTIVE PROGRAM: CASH	✓	Motivate and reward executives for performance on key strategic, operational and financial measures during the year.	✓	Earned annual cash incentive based on achieving Adjusted EBITDA, safety and strategic initiatives.
PERFORMANCE CASH AND SHARES	✓ ✓ ✓	Motivate and reward executives for performance on key long-term performance metric. Align the interests of executives with long-term shareholder value. Retain executives.	✓	The cash and shares are earned based on achieving relative TSR, as compared to comparator companies' returns in the metals and mining industry.
RESTRICTED STOCK UNITS	✓ ✓	Align the interests of executives with long-term shareholder value. Retain executives.	✓	Generally earned based on continued employment over a period of approximately three years.

2020 Proxy Statement	31

COMPENSATION DISCUSSION AND ANALYSIS

As illustrated in the charts below, 89% of our CEO’s, and 79% on average of our other NEOs', target total direct compensation for 2019 was at-risk compensation. For the 2019 fiscal year, the pay mix at target for the CEO and other NEOs is displayed below.

CEO - Target Direct Compensation Pay Mix

89% Variable Pay - At Risk
11%
Base Salary
23%
Annual Incentive
16%
Performance Cash
31%
Performance Shares
19%
Restricted Stock Units
0%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%

NEOs - Target Direct Compensation Pay Mix

79% Variable Pay - At Risk
21%
Base Salary
22%
Annual Incentive
13%
Performance Cash
27%
Performance Shares
17%
Restricted Stock Units
0%
10%
20%
30%
40%
50%
60%
70%
80%
90%
100%

			LONG-TERM INCENTIVE GRANT
	ANNUAL BASE SALARY ($)	TARGET ANNUAL INCENTIVE ($)	ESTIMATED TARGET VALUE ($) (1)	TARGET PERFORMANCE CASH ($)	TARGET PERFORMANCE SHARES (#)	RESTRICTED STOCK UNITS (#)	TOTAL TARGET DIRECT COMPENSATION OPPORTUNITY ($)
Goncalves	1,391,000	2,782,000	7,782,907	1,891,760	199,362	199,362	11,955,907
Koci	425,000	425,000	1,040,353	252,875	26,649	26,649	1,890,353
Smith	511,000	613,200	1,786,972	434,350	45,774	45,774	2,911,172
Fedor	439,000	439,000	1,074,628	261,205	27,527	27,527	1,952,628
Harapiak	439,000	439,000	1,074,628	261,205	27,527	27,527	1,952,628
(1) Estimated target value is determined in accordance with FASB ASC 718 and is consistent with the equity values shown in the 2019 Summary Compensation Table.

2020 Proxy Statement	32

COMPENSATION DISCUSSION AND ANALYSIS

Key Incentive Features of Our Compensation Program for 2019
At the direction of our Compensation Committee, we reward for the achievement of performance and align compensation with shareholder return. Our approach to 2019 compensation was to provide our NEOs with a mix of both fixed and variable short-term and long-term compensation that was intended to incentivize and retain our NEOs. Our variable compensation programs were designed to align compensation with short-term and long-term performance of the Company and the NEOs. Our annual incentive program tied payouts to the achievement of absolute performance results in the short-term. Our long-term equity incentive program tied payouts to our relative TSR performance as compared to other metals and mining companies over the long term (typically, three-year performance periods) and also provided retention incentives in the form of service-based restricted stock units. Following are additional details regarding our incentive programs:

1.
Annual Incentive Program: We again selected Adjusted EBITDA and safety as the performance metrics for the Executive Management Performance Incentive Plan (the "EMPI Plan") for our NEOs for 2019. In addition, we incorporated the following features:

•	Strategic Initiatives:

◦	Continued advancement of HBI Project on schedule and within revised budget;

◦	Successful completion of Northshore Low Silica Project;

◦	Pellet capacity growth initiatives - Empire feasibility study completion and protect Minnesota mineral resource position;

◦	Complete transition of Hibbing management to ArcelorMittal; and

◦	Other initiatives the Compensation Committee deemed significant to advance the Company.

▪
In December 2019 we entered into a merger agreement to acquire AK Steel. The completed acquisition is expected to enhance our Company's profile as a unique vertically integrated producer of value-added iron ore and steel products in North America. Additional discussion about these goals and achievements can be found in this CD&A section under the "Analysis of 2019 Compensation Decisions - Annual Incentive Program".

•	The Compensation Committee established weightings of 50% financial, 10% safety and 40% strategic initiative goals; and

•	The Compensation Committee was permitted (solely by exercising negative discretion) to set the final EMPI Plan payout based on its evaluation of an individual's performance for 2019.

2.
Long-Term Incentive Program: We granted long-term performance cash and performance shares opportunities that are tied to our relative TSR performance against SPDR S&P Metals and Mining Exchange Traded Fund companies over a three-year performance period. We chose relative TSR as the sole metric for our performance cash and shares program. In addition, we granted service-based restricted stock units that vest at the end of an approximately three-year period.

2020 Proxy Statement	33

COMPENSATION DISCUSSION AND ANALYSIS

Governance Practices
The Compensation Committee and management review the compensation and benefits programs for our NEOs to align them with our philosophy and objectives. Accordingly, the Company has adopted the following key policies and practices over the last several years in response to evolving good governance practices in executive compensation and changes in our business and industry:

WHAT WE DO...

✓	Regular engagement with shareholders to discuss governance and executive compensation
✓	Provide a considerable proportion of NEO compensation in the form of performance-based compensation
✓	Set incentive award metrics that are objective and tie to Company performance
✓	Include caps on individual payouts in incentive plans
✓	Use double-trigger vesting in connection with a change in control with respect to our long-term equity awards
✓	Maintain an incentive compensation clawback policy
✓	Conduct an annual Say-on-Pay advisory vote
✓	Set significant share ownership guidelines for our NEOs
✓	Retain an independent executive compensation consultant to advise the Compensation Committee
✓	Conduct annual compensation-related risk reviews
✓	Maintain an insider trading policy that prohibits any officer from pledging Cliffs securities
WHAT WE DON'T DO...

X	No employment agreements for executive officers
X	No highly leveraged incentive plans that encourage excessive risk taking
X	No tax "gross-ups" on change in control payments related to excise taxes and cash paid in lieu of health and welfare benefits
X	No service credits for prior employment related to the Supplemental Executive Retirement Plan (the "SERP") benefit for all future hires
X	No repricing or backdating of stock options

2020 Proxy Statement	34

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Setting Process
The Compensation Committee uses a multi-step process for setting compensation levels and opportunities and validating our pay targets. The table below describes and summarizes the analyses involved in this process:

PROCESS STEP / ANALYSIS	RESPONSIBILITY	PURPOSE	CONDUCTED

REVIEW OF ANNUAL AND LONG-TERM INCENTIVE PROGRAMS	▪ Compensation Committee ▪ Executive Management	Aligning incentive compensation with business plans	December – February
INDIVIDUAL PERFORMANCE ASSESSMENTS	▪ Board of Directors ▪ Compensation Committee ▪ Executive Management	Evaluating individual performance of CEO and Executive Management	December – February
COMPANY ACHIEVEMENT OF PERFORMANCE GOALS	▪ Compensation Committee ▪ Executive Management	Determining award payments based on Company performance in completed performance periods	January – February
ASSESSMENT OF COMPENSATION RISK PROGRAMS	▪ Compensation Committee ▪ Executive Management	Determining if risks related to the Company’s incentive compensation plans are appropriately mitigated such that there is no reasonable likelihood of a material adverse impact on the Company	October
ADDRESS MARKET TRENDS	▪ Compensation Committee ▪ Executive Management	Developing a strategy to respond to trends in line with our business goals and provide evidence to inform decision making	October
YEAR-TO-DATE PERFORMANCE REVIEW OF ANNUAL AND LONG-TERM INCENTIVE PLANS	▪ Compensation Committee ▪ Executive Management	Evaluating the performance of the incentive programs that were established in February	Ongoing
SHAREHOLDER OUTREACH	▪ Board of Directors ▪ Executive Management	Obtaining shareholder feedback on concerns and questions relating to compensation program design and performance	Ongoing
SHARE OWNERSHIP REQUIREMENTS	▪ Compensation Committee	To ensure that Executive Management has a meaningful direct ownership stake in Cliffs and that the interest of executives are aligned with shareholders	Ongoing
During the first quarter of the year, the Compensation Committee reviews the Company’s year-end financial results and, based on its evaluation of Cliffs' achievement of the predefined financial goals and objectives, determines payouts for the awards from the previous plan year. Also during the first quarter of each fiscal year, the Compensation Committee authorizes compensation programs for the current year and establishes specific financial performance goals for relevant performance periods.
2019 Say-on-Pay Results and Board Responsiveness to Shareholder Feedback
We are committed to ensuring that our investors fully understand our executive compensation programs, including how they align the interests of our executives with those of our shareholders and how they reward the achievement of our strategic objectives.
At our 2019 Annual Meeting, approximately 70% of our voting shareholders voted in favor of our Say-on-Pay proposal. This is strong improvement from our 2018 results of 32%. Our Compensation Committee considered shareholder feedback and evaluated market data in their annual review of executive compensation plans and made changes in 2019 that included:

•	Significantly expanded our discussion of our strategic initiatives;

•	Reduced the portion of the annual incentive based on strategic initiatives;

•	Continued to emphasize strategic initiatives and compensate management for achieving and exceeding them; and

•	Established robust evaluation processes regarding our strategic initiatives.
Seeking feedback from our shareholders on a regular basis is a critical part of our approach to managing our executive compensation program. In considering investor feedback, the 2019 vote on Say-on-Pay, our evolving business needs, and our desire to continue to link executive pay to performance, the Committee did not make any changes to our executive compensation program for 2020.

2020 Proxy Statement	35

COMPENSATION DISCUSSION AND ANALYSIS

OVERSIGHT OF EXECUTIVE COMPENSATION
The Role of the Compensation Committee
The Compensation Committee establishes and administers our executive compensation program, including compensation for our NEOs. The specific responsibilities of the Compensation Committee related to executive compensation include:
Oversight of Compensation Policies and Programs

•	Oversee development and implementation of Cliffs’ compensation policies and programs for executive officers;

•	Ensure that the criteria for awards under the EMPI Plan and the A&R 2015 Equity Plan (or its successors) are appropriately related to Cliffs’ strategic plan and operating performance objectives; and

•	Make recommendations to the Board with respect to the approval, adoption and amendment of all cash- and equity-based incentive compensation plans in which any executive officer of Cliffs participates.
Review of Executive Officer Performance and Approval of Compensation

•	At least annually, evaluate the performance of the executive officers and determine and approve such executive officers’ compensation levels, except for the CEO;

•	Approve the compensation level of the CEO, subject to ratification by the independent members of the Board;

•	Determine and measure achievement of corporate and individual goals and objectives for the executive officers under our incentive compensation plans; and

•	Approve equity-based awards granted to employees.
Review of Employment and Severance Plans; Assistance in Succession Planning; Review of Candidates

•	Review and recommend to the Board candidates for election as executive officers, and review and approve offers of employment with such officers;

•	Review and approve severance or retention plans and any severance or other termination payments proposed to be made to executive officers; and

•	Assist the Board with respect to management development and succession planning.
The Role of the Executive Officers
The following describes the role of the executive officers in 2019 in the compensation process:

•
Proposed performance measures and levels for our annual and long-term incentive programs after reviewing our operational forecasts, key economic indicators affecting our businesses, historical performance, recent trends and our strategic plans;

•	Proposed performance measures that they believed to be most important and meaningful to the achievement of our strategic goals; and

•
Proposed what they believed to be the appropriate weighting for each factor in the calculation of overall incentive awards and threshold, target and maximum payout levels appropriate for each of the performance measures we chose.

The Compensation Committee, with the advice of its independent executive compensation consultant described below, reviews the proposed performance measures and weightings each December. At subsequent meetings in January and February, the Compensation Committee reviews and approves threshold, target and maximum payout levels and makes the final determination of what performance measures, weightings and payout levels will be used for each type of incentive award. The Compensation Committee often directs members of management to work with its independent executive compensation consultant to provide information and otherwise help with the consultant’s analyses. However, the Compensation Committee does not delegate any of its decision making authority to executive officers or other members of management.
The Role of the Executive Compensation Consultant
The Compensation Committee initially engaged Pearl Meyer as its independent executive compensation consultant in 2014 and reviews the engagement on an annual basis. The executive compensation consultant reported directly to the Compensation Committee on all work assignments from the Compensation Committee. The Compensation Committee retained the executive compensation consultant directly, although in carrying out its assignments, the executive compensation consultant also interacted with management when necessary and appropriate. Specifically, members of management interacted with the executive compensation consultant to provide compensation and performance data for individual executives and the Company. In addition, the executive compensation consultant, in its discretion, sought input and feedback from our CEO and other members of management regarding its work product prior to presenting such work product to the Compensation Committee to confirm the work product’s alignment with our business strategy, determine what additional data needed to be gathered, or identify other issues.

2020 Proxy Statement	36

COMPENSATION DISCUSSION AND ANALYSIS

The executive compensation consultant's work for the Compensation Committee with respect to 2019 compensation decisions included:

•	Commenting on the competitiveness of our executive compensation programs;

•	Providing information about market trends in executive pay practices;

•	Advising on compensation program design and structure;

•	Reviewing the relationship between executive compensation and Company performance;

•	Assisting in the preparation of our proxy statement;

•	Conducting the annual risk assessment to confirm that metrics and initiatives are appropriate to drive high performance without encouraging undue risk-taking; and

•	Identifying a mining industry and general industry comparator group to use to assess the appropriateness and competitiveness of our executive compensation programs.
The Independence of the Executive Compensation Consultant
The Compensation Committee with respect to Pearl Meyer concluded that its compensation consultant is independent and does not have a conflict of interest in its engagement by the Compensation Committee. In reaching this conclusion, the Compensation Committee considered the following factors confirmed to the Compensation Committee by the executive compensation consultant:

•
The executive compensation consultant provides no other services to the Company (it provides only executive and director compensation advisory services to the Compensation Committee and Governance Committee, respectively);

•	The executive compensation consultant maintains a conflicts policy to prevent a conflict of interest or other independence issues;

•
None of the individuals on the executive compensation consultant's team assigned to the engagement has any business or personal relationship with members of the Compensation Committee outside of the engagement;

•
Neither the individuals on the executive compensation consultant's team assigned to the engagement, nor to our knowledge the executive compensation firm, has any business or personal relationship with any of our executive officers outside of the engagement;

•	None of the individuals on the executive compensation consultant's team assigned to the engagement maintains any direct individual position in our shares;

•
The executive compensation consultant has regular discussions with only the members of the Compensation Committee (or select members of the Compensation Committee) present and when it interacts with management, it is at the Compensation Committee chair’s request and/or with the chair’s knowledge and approval;

•
None of the individuals on the executive compensation consultant's team assigned to the engagement has provided any gifts, benefits, or donations to us, nor have they received any gifts, benefits, or donations from us; and

•	The executive compensation consultant is bound by strict confidentiality and information sharing protocols.
Compensation Comparator Group Review
When making decisions regarding the compensation of our NEOs, the Compensation Committee considers information from a variety of sources and survey data, as well as detailed proxy analysis of the executive compensation among the members of our comparator group.
The Compensation Committee, with assistance from Pearl Meyer, periodically evaluates the structure of the comparator group based upon the Company business profile. Pearl Meyer, at the direction of our Compensation Committee, utilized a wide range of industries and financial criteria to select publicly-traded companies in the steel, gold, fertilizers and agricultural chemicals, commodity/specialty chemicals, construction materials and diversified metals and mining industries with comparable pay models, revenues and company market capitalization values.
Our 2019 compensation comparator group, identical to that used for 2018 and 2017, is comprised of 17 companies. Our compensation comparator group was selected in 2017 using criteria including: sales size range of approximately 0.50 to 2.0 times that of Cliffs and with a market value range of approximately 0.25 to 4.0 times that of Cliffs at that point in time. Our 2019 compensation comparator group consists of the following companies:

Agnico Eagle Mines Limited	Compass Minerals International, Inc.	Scotts Miracle-Gro Company
AK Steel Holding Corporation	Ferro Corporation	Tronox Limited
Allegheny Technologies Incorporated	FMC Corporation	U.S. Concrete, Inc.
Carpenter Technology Corporation	Goldcorp, Inc.	Vulcan Materials Company
CF Industries Holdings, Inc.	Kinross Gold Corporation	Worthington Industries
Commercial Metals Company	Schnitzer Steel Industries, Inc.

2020 Proxy Statement	37

KEY COMPONENTS OF EXECUTIVE COMPENSATION
The NEOs' compensation program consists of three primary elements: base salary, annual incentive, and long-term incentive. Our compensation components are detailed below:

	BASE SALARY	ANNUAL INCENTIVE	LONG-TERM INCENTIVE
			PERFORMANCE CASH	PERFORMANCE SHARES	RESTRICTED STOCK UNITS
Primary Objective	Attraction and retention	Motivate the achievement of short-term strategic and financial objectives	Attraction and retention as well as promotion of long-term strategic and financial objectives
Who Receives	All NEOs		All NEOs
Timing	Reviewed annually	Granted annually and paid in February of the following year	Granted annually
Form of Delivery	Cash		Cash	Shares
Performance Type	Short-term emphasis		Long-term emphasis
Performance Period	Ongoing	1 year	3 years		N/A
How Payout Is Determined	Compensation Committee judgment, with CEO input	Formulaic and Compensation Committee judgment	Formulaic, approved by Compensation Committee		Continued employment with Cliffs
Performance Measures	N/A	Company and individual performance factors	Relative TSR		N/A
Analysis of 2019 Compensation Decisions
Base Salary
The Compensation Committee annually reviews and approves the base salaries for the CEO and other executives, including the NEOs. In making a determination of the appropriate level of an executive's base salary, the Compensation Committee considers a number of factors, including:

•	Range, scope and complexity of each NEO's role;

•	Comparability with the external (market median) and internal marketplace (roles of similar responsibilities, experience and organizational impact);

•	Individual performance;

•	Tenure and experience; and

•	Retention considerations.
In 2019, the Compensation Committee reviewed the base salaries of the NEOs and determined the following: (1) effective January 1, 2019 the NEOs each received a merit increase of approximately 3%, which increase was consistent with the merit increases generally applied to the salaried employees of the Company; (2) Mr. Koci was appointed EVP, CFO on February 12, 2019 and was not eligible for a merit increase; and (3) Mr. Smith received a promotional (including merit) increase of 20% (subjectively determined by the Compensation Committee based on the factors listed above) to acknowledge his new responsibilities as EVP, COO. The following were the 2019 base salaries for the NEOs:

	ANNUALIZED BASE SALARY
	2018 ($)	2019 ($)	INCREASE (%)
Goncalves	1,350,000	1,391,000	3.0
Koci	N/A	425,000	N/A
Smith	426,000	511,000	20.0
Fedor	426,000	439,000	3.1
Harapiak	426,000	439,000	3.1
Flanagan (1)	412,000	424,000	2.9
(1) Mr. Flanagan separated from Cliffs on February 12, 2019.

2020 Proxy Statement	38

COMPENSATION DISCUSSION AND ANALYSIS

Annual Incentive Program
Our EMPI Plan provides an opportunity for our NEOs to earn an annual cash incentive based on our financial performance relative to business plans and thereby align actual pay results with the short-term business performance of the Company. Target annual incentives generally are positioned at or above market median; thus, when combined with salaries generally at median, the total target cash compensation opportunity for our NEOs generally is positioned at or above market median on average, which approach is needed to attract and retain talent in a competitive job market. The positioning of individual NEOs may vary from this general target based on the factors described above.
The EMPI Plan award payout is calculated as follows:

Base Salary ($)	X	Target Award Level (%)	X	2019 Funding (%)	=	EMPI Award ($)
2019 EMPI Plan Award Opportunities. In February 2019, the Compensation Committee established a threshold, target and maximum EMPI Plan opportunity, expressed as a percentage of base salary, for each NEO. Actual incentive payouts below maximum funding levels were determined under a weighted scoring system, with the scoring of each performance metric expressed as a percentage of the maximum payout, subject to Compensation Committee negative discretion.
EMPI Plan award opportunities (expressed as a percentage of base salary) approved for each of the NEOs in February 2019, which percentages have not increased in over ten years, were as follows:

EMPI PLAN AWARD OPPORTUNITIES

	2019 BASE SALARY	THRESHOLD	TARGET	MAXIMUM
Goncalves	1,391,000	100%	200%	400%
Koci	425,000	50%	100%	200%
Smith (1)	511,000	60%	120%	240%
Fedor	439,000	50%	100%	200%
Harapiak	439,000	50%	100%	200%
(1) Mr. Smith's EMPI opportunities increased in 2019 as a result of his promotion and new responsibilities as EVP, COO.
2019 EMPI Plan Performance Measures. The EMPI Plan uses a performance scorecard with performance standards that are related to Cliffs' strategic initiatives, financial metrics and safety. Beginning in 2019, we increased the portion of the annual incentive program based on a financial performance metric in response to shareholder feedback. The annual incentive program is based 50% on financial performance, 10% on safety scorecard evaluation and 40% on strategic initiatives. Cliffs believes that a significant portion of our NEOs’ potential compensation should be dependent on our business results as well as our NEOs’ successful leadership.
2019 EMPI Plan Target Setting and 2019 Results. Performance targets and ranges under the EMPI Plan were established and approved by the Compensation Committee in the first quarter of 2019, taking into consideration management's financial plans for the current year. Both performance elements other than the strategic initiatives were assigned a minimum threshold level, a target level and a maximum level, representing attainment of 25%, 50% and 100%, respectively, of the EMPI Plan maximum award opportunities associated with those elements. The Compensation Committee set the EMPI metrics for 2019 so that the relative difficulty of achieving the target level is expected to be consistent from year to year. The objective is to establish target goals in any given year that are challenging yet achievable, with a much higher level of difficulty to achieve performance that generates the maximum payout. For performance below the minimum threshold performance requirement for each metric, funding would be zero percent for that factor.

2020 Proxy Statement	39

COMPENSATION DISCUSSION AND ANALYSIS

The specific elements, respective weightings and funding results for the underlying metrics were as follows:

2019 EMPI

EMPI PLAN PERFORMANCE METRIC	THRESHOLD 50%	TARGET 100%	MAXIMUM 200%	WEIGHTING (%)	2019 ACTUAL	2019 FUNDING (%)
Adjusted EBITDA (USD $ in millions)	$400	$500	$600	50.0	$524.8	62.40
Safety Scorecard	150-174	175-249	250+	10.0	255.27	20.00
Strategic Initiatives:	----	----	----	40.0	----	80.00
▪ Continued advancement of HBI Project on schedule and within revised budget
▪ Successful completion of Northshore Low Silica Project
▪ Pellet capacity growth initiatives - Empire feasibility study completion and protect Minnesota mineral resource position
▪ Complete transition of Hibbing management to ArcelorMittal
▪ Other initiatives the Compensation Committee deemed significant to advance the Company
▪
In December 2019 we entered into a merger agreement to acquire AK Steel. The completed acquisition is expected to enhance our Company's profile as a unique vertically integrated producer of value-added iron ore and steel products in North America. This was the Compensation Committee's primary consideration for 2019 in terms of other initiatives that advanced the Company.

			Total	100.0		162.40
The Compensation Committee established specific goals for 2019 covering financial, safety and strategic performance metrics. The Compensation Committee established weightings of 50% financial, 10% safety and 40% strategic initiatives. Each quarter, the Compensation Committee reviewed the interim status of our performance against the metrics. Although the Compensation Committee retained the discretion to decrease any projected payout based on both the financial and operational performance and progress on overall operational and strategic initiatives, the Compensation Committee chose not to exercise negative discretion and the 2019 EMPI payouts were weighted as originally established.
Cliffs delivered above target Adjusted EBITDA performance while operating in a safe manner. The safety scorecard implements a plan to give credit for compliance and proactive initiatives. The safety scorecard assigns points and measures specific criteria regarding total reportable incident rates (including number of injuries), proactive initiatives, and sustaining safety performance at our operations. Cliffs' safety performance for 2019 exceeded the maximum metric.
Adjusted EBITDA
The Compensation Committee continued to utilize Adjusted EBITDA as a performance metric. The Compensation Committee believes that Adjusted EBITDA is the proper financial metric to assess the Company's operating performance, as it also provides the most accurate measure of ongoing core operating results and to evaluate comparative results period over period. Cliffs reported 2019 Adjusted EBITDA of $524.8 million. When setting the Adjusted EBITDA target, the Compensation Committee considers the Company’s profitability drivers, most notably its average selling prices, cash costs, and sales volumes, as well as expected commodity prices, including those for iron ore, domestic hot-rolled coil steel, and pellet premiums. These factors are rigorously discussed, debated, and agreed upon by the Compensation Committee before setting the final target. See the Annex for an explanation of our non-GAAP financial measures.
Safety Scorecard
The health and safety scorecard measures specific criteria and assigns points regarding incident rates, proactive initiatives, and sustaining safety performance and permission to operate (which incorporates safety and industrial hygiene) at all Cliffs operations.  Sustainability is core to our business and health and safety is one of its cornerstones.  Cliffs' initiatives to protect the health and safety of its employees, driving down costs for injury and illness treatment and time away from work, and controlling operational costs through careful planning and design for safety, are reflected in the health and safety scorecard.
For 2019, we met our Total Recordable Incident Rate goal of 1.11.  The 2019 record health and safety performance was achieved while in full production and with a major construction project underway at our Mining and Pelletizing mine sites.  Along with the Mining and Pelletizing production, construction activity increased at our HBI facility in Toledo, Ohio.  We also reduced our number of lost time incidents, as well as significantly reducing our lost day severity rate by over 40%.

2020 Proxy Statement	40

COMPENSATION DISCUSSION AND ANALYSIS

Our 2019 health and safety performance is summarized below:

	2019 RATES	COMPARED TO 2018
TOTAL RECORDABLE INCIDENT RATE (1)	1.11	1.20
LOST TIME INJURY RATE	0.27	0.42
LOST TIME INCIDENTS	12 (9 employees and 3 contractors)	17 (14 employees and 3 contractors)
LOST DAY SEVERITY RATE (2)	4.10	6.38
LOST DAYS	151 (114 employees and 37 contractors)	413 (210 employees and 203 contractors)
(1) Calculated by multiplying the number of recordable cases by 200,000, and then dividing that number by the number of labor hours worked. (2) Lost Day Severity Rate does not include contractors.
Cliffs’ safety performance for 2019 exceeded the maximum metric.  This demonstrates the focus by all hourly and salaried employees on safe production while also delivering above target Adjusted EBITDA performance.
Strategic Initiatives
In 2019, the Compensation Committee continued to incorporate strategic initiatives into the annual incentive program. Since 2016, the Compensation Committee has incorporated strategic performance measures into the EMPI Plan to reward management for continuing to focus on the long-term health of the business.
The strategic initiatives are chosen by the Compensation Committee with the purpose of aligning management's interests with those of our long-term shareholders, while maintaining a focus on short-term progress toward achieving our strategic goals. The Compensation Committee believes that these strategic initiatives are important to the long-term value of shareholders and ongoing success of Cliffs. The strategic initiatives chosen by the Compensation Committee in early 2019 and the achievements by management during 2019 are described below:

CONTINUED ADVANCEMENT OF HBI PROJECT ON SCHEDULE AND WITHIN REVISED BUDGET

✓✓
Description of Initiative and Achievements:
By 2020, we expect to be the sole producer of HBI in the Great Lakes region with the development of our first production plant in Toledo, Ohio. In 2017, we raised capital to fully fund the then-estimated $700 million needed for the Toledo HBI Project. With the capital structure in place to support our future growth, the focus in 2019 was on execution of the project. Construction of the Toledo HBI plant progressed well throughout 2019 and the project startup date was accelerated to a first half of 2020 completion. Based on market analysis, greater-than-expected customer demand and expansion abilities explored during the process, we also increased the future productive capacity of the HBI facility from 1.6 million metric tons to 1.9 million metric tons per year. In September, we completed the erection of the 457-foot furnace reactor, representing a significant milestone as the key critical path item in facilitating the advanced start-up date for the commercial production of HBI.
Importance of Initiative:
Enable us to grow our customer base by expanding our product offering to include metallics for the electric arc furnace market, as well as create another outlet for our high-margin pellets.
Result:
The HBI project is on schedule to achieve production in 2020 within the revised budget.

SUCCESSFUL COMPLETION OF NORTHSHORE LOW SILICA PROJECT

✓✓
Description of Initiative and Achievements:
The Northshore Low Silica Project was an upgrade to the Northshore plant to replace up to 3.5 million long tons of blast furnace pellet production with DR-grade pellet production that could be sold commercially or used as feedstock for the Toledo HBI Project. In the second quarter in 2019, we completed the Northshore $100 million DR-grade pellet project in Minnesota. We invested in upgrading the concentrator building, a new scavenger building, new conveyor systems, a limestone tank and a steam generating plant to support large-scale commercial production of DR-grade pellets. Northshore Mining is now the only U.S.-based iron ore processing facility producing low silica DR-grade pellets.
Importance of Initiative:
Increase our product offering to support our HBI project with high-quality feedstock, as well as provide optionality for third-party sales to metallics producers.
Result:
Northshore's Low Silica Project was completed on time and produced 0.972 million tons of low silica pellets in 2019.

2020 Proxy Statement	41

COMPENSATION DISCUSSION AND ANALYSIS

PELLET CAPACITY GROWTH INITIATIVES

EMPIRE FEASIBILITY STUDY COMPLETION
✓✓
Description of Initiative and Achievements:
Strategic options to grow and expand Cliffs mining and pelletizing platform included a review of the indefinitely idled Empire Mine and pellet plant for future resumption of commercial operations.  Internal and third party engineering was required to define the capital outlay required to extract the remaining iron resources adjacent to the depleted workings and rehabilitate the concentrator and pellet plant.  The study was successfully concluded to support the resumption of commercial operations once industry demands for high quality iron ore pellets increases.
Importance of Initiative:
Explore options for potentially increasing pellet supply in response to future changes in customer demand.
Result:
The study was completed and has been archived pending an industry resurgence of pellet demand for integrated blast furnaces in the Great Lakes Region.

PROTECT MINNESOTA MINERAL RESOURCE POSITION
✓✓
Description of Initiative and Achievements:
As it pertains to Cliffs’ long-term, strategic mineral portfolio in Minnesota, Cliffs advanced a strategic position by acquiring substantial iron ore mineral rights (some in fee and some by long-term lease) in Nashwauk in 2018.  Another project proponent at the site publicly asserted that they would build a pellet plant and mine the site (and thus potentially our ore) in 2019.  As such, we filed several legal actions to protect our current interests and lobbied in earnest to continue positioning Cliffs as a potential lessee for substantially more minerals at the site should Minnesota deem the latest project proponent to fail.
Importance of Initiative:
Enhance our long-term sustainability by protecting our strategic mineral portfolio development pipeline.
Result:
Direct threats to build a project in 2019 that might mine Cliffs ore and effectively jeopardize Cliffs’ future prospects for developing our site have been thwarted for now and public sentiment appears to have turned against the proponent.

COMPLETE TRANSITION OF HIBBING MANAGEMENT TO ARCELORMITTAL

✓✓
Description of Initiative and Achievements:
Hibbing Taconite Company is a joint venture among ArcelorMittal, Cliffs and U.S. Steel. In 2018, we tendered our resignation as the mine manager of the Hibbing mine and we successfully transitioned the role to ArcelorMittal in August 2019.
Importance of Initiative:
Refocus our resources to strategic growth areas while eliminating administrative burden of managing minority-owned joint venture with shorter mine life.
Result:
Hibbing Taconite Company Management transition to ArcelorMittal completed.

2020 Proxy Statement	42

COMPENSATION DISCUSSION AND ANALYSIS

OTHER INITIATIVES THE COMPENSATION COMMITTEE DEEMED SIGNIFICANT TO ADVANCE THE COMPANY

✓✓
Description of Initiative and Achievements:
In December 2019, we announced a definitive agreement to acquire AK Steel, a steel producer headquartered in West Chester, Ohio.  The completed acquisition is expected to enhance our profile as a unique vertically integrated producer of value-added iron ore and steel products in North America.
AK Steel is a leader in high-grade, value-added steel products and an important customer to us. AK Steel is known as an innovative steel solutions provider with a portfolio of carbon, electrical and stainless steels, as well as providing specialized tubular products, and advanced capabilities in tooling and complex hot and cold stamped components.
Importance of Initiative:
Together, Cliffs and AK Steel will be a significantly stronger and larger scale company with diversified revenues after combining the complementary businesses across mining, pelletizing and innovative manufacturing.  We are creating a premier North American company that is self-sufficient in iron ore pellets and geared toward high value-added steel products.
Result:
We entered into the definitive merger agreement in December 2019 and expect to complete the acquisition of AK Steel during the first quarter of 2020.

As a result, the Compensation Committee reviewed the progress on the strategic initiatives and determined that performance exceeded expectations and approved a maximum payout for strategic performance metrics.
Total annual incentives for 2019 under the EMPI Plan were paid to the NEOs in the amounts set forth in the following table:

	BASE SALARY ($)	TARGET AWARD LEVEL (%)	2019 EMPI FUNDING (%)	EMPI PLAN PAYOUT ($)
Goncalves	1,391,000	200%	162.4%	4,517,968
Koci (1)	425,000	100%	162.4%	611,517
Smith	511,000	120%	162.4%	995,837
Fedor	439,000	100%	162.4%	712,936
Harapiak	439,000	100%	162.4%	712,936
Flanagan (2)	N/A	N/A	N/A	N/A

(1)	Mr. Koci's first year EMPI award was prorated, based on his hire date of February 12, 2019, at 88.6% of target.

(2)	Mr. Flanagan did not earn an EMPI Award for 2019 due to his separation from Cliffs.
Long-Term Incentive Program
Our long-term equity incentive compensation program rewards the NEOs based on the future performance of our Company by providing awards for creating value for our shareholders. The goals of the long-term incentive program are to:

•	Help ensure the NEOs’ financial interests are aligned with our shareholders’ interests;

•	Motivate decision making that improves financial performance over the long term;

•	Recognize and reward superior financial performance of our Company;

•	Provide a retention element to our compensation program; and

•	Promote compliance with the Share Ownership Guidelines for executives.
Each year, we establish a target long-term incentive award opportunity for each NEO as a pre-determined percentage of base salary based on market competitive practices and internal equity considerations. In general, the Compensation Committee sought to position target long-term incentive opportunities at or above the median of market for equivalent roles so that, in combination with base salaries near median, and at or above market annual incentive targets, the total target compensation opportunity for our NEOs is generally above the median of market on average. Actual positioning may vary from this target for NEOs based on the factors previously described. In addition, actual awards to each NEO may vary from the target established for each role, based on the CEO’s assessment of individual performance in the case of grants made to NEOs other than the CEO, and based on the Board’s assessment of the CEO’s performance in the case of grants made to the CEO.
Administrative Process. Long-term incentive awards for NEOs are granted annually on the date of the Compensation Committee’s approval or a later date as set by the Compensation Committee. Grants for new or newly promoted NEOs or for long-term retention are approved by the Compensation Committee at the next regularly scheduled Compensation Committee meeting following the hire or promotion date or in a special

2020 Proxy Statement	43

COMPENSATION DISCUSSION AND ANALYSIS

meeting, as needed. The grant date for new hire or promotion-related awards is the date of such approval or such later date as the Compensation Committee determines. We do not schedule grants to coordinate with the release of material non-public information. All NEOs' grants were awarded under the 2015 Equity Plan or the A&R 2015 Equity Plan.
2019 Long-Term Incentive Grants. In 2019, the Compensation Committee divided the annual long-term incentive grant to the NEOs into three components: 34% performance cash incentive awards, 33% performance share awards and 33% restricted stock units.
2019 Performance Cash Incentive Awards and Performance Share Awards. The performance cash incentive awards and the performance share awards granted in 2019 provide an opportunity to earn cash and shares based on our performance over a three-year period, with potential funding from zero to 200% of the target grant depending on the level of attained performance. The cash and shares are earned based on achieving relative TSR, as compared to comparator companies’ returns in the metals and mining industry (performance share comparator companies are identified below). Payout is not capped at a specific percentage in the event of negative TSR over the performance period due to the volatility of our industry in comparison to the broader market.
The calibration of the pay-for-performance relationship for 2019 grants is as follows, and payout is interpolated for performance between threshold, target and maximum levels:

		PERFORMANCE LEVEL
PERFORMANCE FACTOR	WEIGHT	BELOW THRESHOLD	THRESHOLD	TARGET	MAXIMUM
Relative TSR	100%	Below 25th Percentile	25th Percentile	50th Percentile	75th Percentile
Payout		—%	50%	100%	200%
2019 Performance Cash Incentive and Performance Share Comparator Group. The comparator group used for the 2019 performance cash incentive and performance share awards that are tied to relative TSR is comprised of 28 constituents of the SPDR S&P Metals and Mining ETF Index (excluding Cliffs) at the beginning of the three-year performance period, which started on January 1, 2019. Our 2019 performance comparator group consists of:

AK Steel Holding Corporation	Freeport-McMoRan Inc.	Royal Gold, Inc.
Alcoa Corporation	Haynes International, Inc.	Schnitzer Steel Industries, Inc.
Allegheny Technologies Inc.	Hecla Mining Company	Steel Dynamics, Inc.
Arch Coal Inc.	Kaiser Aluminum Corporation	SunCoke Energy Inc.
Carpenter Technology Corporation	Materion Corporation	TimkenSteel Corporation
Century Aluminum Company	McEwen Mining Inc.	United States Steel Corporation
Coeur Mining, Inc.	Newmont Mining Corporation	Warrior Met Coal Inc.
Commercial Metals Company	Nucor Corporation	Worthington Industries, Inc.
Compass Minerals International, Inc.	Peabody Energy Corporation
CONSOL Energy Inc.	Reliance Steel & Aluminum Co.
The performance comparator group focuses on steel, metals and commodity mineral mining companies that generally will be affected by the same long-term market conditions that affect us. The Compensation Committee evaluates this comparator group for each new cycle of the performance cash and performance share program based on recommendations made by its compensation consultant and makes adjustments as needed based on changes in the industry makeup and relevance of our specific comparators. The performance comparator group used to assess performance for performance cash and share incentive awards is not the same as the comparator group used to assess the competitiveness of our compensation because the latter is limited to those companies who are more similar in revenue and industry.
2019 Restricted Stock Units. Restricted stock units granted in 2019 are generally earned based on continued employment over a period of approximately three years and are retention-based awards. These restricted stock unit awards generally vest on December 31, 2021, and are payable in our common shares.
2019 – 2021 Performance Cash Incentive Awards, Performance Share Awards, and Restricted Stock Unit Grants. On February 19, 2019, the Compensation Committee approved target performance cash incentive awards and performance share awards and restricted stock unit awards under the A&R 2015 Equity Plan for our NEOs. The number of shares subject to the awards granted to each NEO was determined by dividing the applicable grant values by the 60-day average closing price of our common shares ending on the date of grant ($9.21 for grants made in February 2019). The use of the 60-day average price to calibrate the number of units granted limits the potential to grant an unusually high or low number of units due to an exceptionally low or high share price on the date of the grant. The following amounts of performance

2020 Proxy Statement	44

COMPENSATION DISCUSSION AND ANALYSIS

cash incentive awards, performance share awards and restricted stock units granted at the closing share price of $11.24 per share on February 19, 2019, the date of grant, were awarded to our NEOs for the 2019 – 2021 period:

	TARGET %	TOTAL GRANT VALUE ($)	TARGET PERFORMANCE CASH INCENTIVE AWARDS ($)	TARGET PERFORMANCE SHARE AWARDS (#)	RESTRICTED STOCK UNITS (#)
Goncalves	400%	6,373,418	1,891,760	199,362	199,362
Koci	175%	851,945	252,875	26,649	26,649
Smith (1)	250%	1,463,350	434,350	45,774	45,774
Fedor	175%	880,012	261,205	27,527	27,527
Harapiak	175%	880,012	261,205	27,527	27,527
(1) Mr. Smith's long-term opportunities increased in 2019 as a result of his promotion and new responsibilities as EVP, COO.
2018 Long-Term Incentive Grants. As described in last year's proxy statement, the annual long-term incentive granted to the NEOs was divided into three components: 34% performance cash incentive awards, 33% performance share awards and 33% restricted stock units.
The performance cash incentive awards and the performance share awards granted in 2018 provided an opportunity to earn cash and shares based on our performance over a three-year period, with potential funding from zero to 200% of the target grant depending on the level of attained performance. The cash and shares are earned based on achieving relative TSR, as compared to the constituent companies in the SPDR S&P Metals and Mining ETF Index at the beginning of the three-year performance period, which started on January 1, 2018.
The performance cash and share awards funding varies based on our three-year relative TSR position relative to our comparator group for such awards as follows: performance at the 25th percentile will fund 50% of the target award; performance at the 50th percentile will fund 100% of the target award; and performance at or above the 75th percentile will fund 200% of the target award. No performance shares will be earned for relative performance below the comparator group 25th percentile.
The restricted stock units granted in 2018 are generally earned based on continued employment over a period of approximately three years and are retention-based awards. These restricted stock unit awards generally vest on December 31, 2020, and are payable in our common shares.
2017 Long-Term Incentive Grants. The long-term incentive program for 2017 was divided into three components: 34% performance cash incentive awards, 33% performance share awards and 33% restricted stock units.
The performance cash incentive awards and the performance share awards granted in 2017 provided an opportunity to earn cash and shares based on our performance over a three-year period, with potential funding from zero to 200% of the target grant depending on the level of attained performance. The cash and shares are earned based on achieving relative TSR, as compared to the constituent companies in the SPDR S&P Metals and Mining ETF Index at the beginning of the three-year performance period, which started on January 1, 2017.
The performance cash and share awards funding varies based on our three-year relative TSR position relative to our comparator group for such awards as follows: performance at the 25th percentile will fund 50% of the target award; performance at the 50th percentile will fund 100% of the target award; and performance at or above the 75th percentile will fund 200% of the target award. No performance shares will be earned for relative performance below the comparator group 25th percentile.
The restricted stock units granted in 2017 are generally earned based on continued employment over a period of three years and are retention-based awards. These restricted stock unit awards generally vest on December 31, 2019, and are payable in our common shares.
Payout Determined for the 2017 – 2019 Long-Term Incentive Grant - Performance Cash and Shares. In January 2020, the Compensation Committee determined that for the three-year performance period ended on December 31, 2019, we achieved relative TSR performance above target goal (65.3rd percentile) compared to the constituent companies in the SPDR S&P Metals and Mining ETF Index at the beginning of the three-year performance period, which started on January 1, 2017, resulting in a payout level of 161.2% for the performance cash and share awards.
CEO Special Retention Award. On June 26, 2017, the Compensation Committee approved a special retention award of performance shares and restricted stock units to the CEO. The objective of this award was to provide the CEO with a meaningful financial incentive to drive Company performance and remain with Cliffs through the challenges of the next few years.
In January 2020, the Compensation Committee determined that for the performance period from May 31, 2017 to December 31, 2019, we achieved relative TSR performance above maximum goal (88.4th percentile) compared to the constituent companies in the SPDR S&P Metals and Mining ETF Index, resulting in a payout level of 200% for the performance share award. The restricted stock units vested on December 31, 2019 and were paid in shares.

2020 Proxy Statement	45

COMPENSATION DISCUSSION AND ANALYSIS

Other Equity Awards. As a result of Mr. Flanagan's separation, his outstanding equity was prorated based on his separation date of February 12, 2019. Mr. Flanagan's 2017 and 2018 Long-Term Incentive Grants vest in accordance with the original terms of the awards.

RETIREMENT AND DEFERRED COMPENSATION BENEFITS
Defined Benefit Pension Plan
We maintain a defined benefit pension plan for all U.S.-based employees (the "Pension Plan") and SERP in which all of the NEOs are eligible to participate following one year of service. The Compensation Committee believes that pension benefits are a typical component of total benefits for employees and executives at companies in industries similar to ours and that providing such benefits is important to delivering a competitive package to attract and retain employees. The objective of the SERP is to provide benefits above the statutory limits for qualified pension plans for highly paid executives.
401(k) Savings Plan
Our U.S.-based employees, including our NEOs, are eligible to contribute up to 35% of their base salary under our 401(k) Savings Plan. Annual pre-tax contributions are limited by Internal Revenue Service ("IRS") regulations. For the 2019 calendar year, employee pre-tax contributions were limited to $19,000 ($25,000 for persons age 50 or older). We match 100% of employee contributions up to the first three percent and 50% for the next two percent of contributions. We believe our 401(k) match is competitive and necessary to attract and retain employees.
Deferred Compensation Plan
Under the 2012 Non-Qualified Deferred Compensation Plan (the "2012 NQDC Plan"), the NEOs and other senior executives are permitted to defer, on a pre-tax basis, up to 50% of their base salary and all or a portion of their annual incentive under the EMPI Plan. The Compensation Committee believes the opportunity to defer compensation is a competitive benefit that addresses the goal of attracting and retaining talent.
Deferrals earn interest at the Moody’s Corporate Average Bond Yield, which was approximately 3.62% for 2019, or any mutual investment option provided in the 401(k) Savings Plan for U.S. salaried employees. Additionally, the 2012 NQDC Plan provides for an annual supplemental matching contribution. The amount of the supplemental matching contribution is equal to what the NEO would have received as matching contributions in the 401(k) Savings Plan without regard to the applicable IRS maximum compensation limits for 2019.
Other Benefits
Our other benefits and perquisites for senior executives, including our NEOs, are limited to Company-paid parking, fitness facility reimbursement, executive physicals, personal financial services, and certain commuter and travel expenses. The Compensation Committee believes that these benefits will prevent distraction from duties as an executive officer and encourage the health and well-being of our executive leadership team. Due to the location of our corporate offices, we provide Company-paid parking to corporate employees in mid- to upper-level management positions and executive officers. These benefits are disclosed below in the 2019 Summary Compensation Table under “All Other Compensation” and described in footnote (6).
SUPPLEMENTARY COMPENSATION POLICIES
Cliffs uses several additional policies to ensure that our overall compensation structure is aligned with shareholder interests and is competitive with market practices. Specific policies include:
Share Ownership Guidelines
Several years ago, the Board adopted Share Ownership Guidelines to ensure that senior executives, including our NEOs, have a meaningful direct ownership stake in Cliffs and that the interests of executives thereby are aligned with our shareholders. Our guidelines provide that senior executives, including our NEOs, own shares at least equal to the dollar value of the respective multiple of their base salary. The guidelines are as follows:

MULTIPLE OF BASE PAY
CEO	6x
Executive / Senior Vice President	3x
Vice President	1.5x

2020 Proxy Statement	46

COMPENSATION DISCUSSION AND ANALYSIS

To be compliant, each executive has five years from the time he or she is appointed to his or her officer position to satisfy the Share Ownership Guidelines. The senior executives, including our NEOs, must hold 50% of their “net profit shares” (the shares remaining after deducting the shares required to be exchanged to pay tax obligations) from their vested restricted stock units until the senior executives have met the ownership guideline.
For purposes of determining share ownership levels, only the following forms of our equity interests are taken into account:

•	shares owned directly; and

•	unvested restricted stock units.
Currently, the NEOs are in compliance with our guidelines. Mr. Koci was appointed Executive Vice President, CFO on February 12, 2019 and is projected to be in compliance with our guidelines within the five-year period. The following table summarizes NEO ownership of our common shares as of December 31, 2019 (the last trading day of the year).

	VALUE OF SHARES OWNED DIRECTLY ($)	VALUE OF RESTRICTED STOCK UNITS ($)	TOTAL SHARE VALUE ($)	REQUIRED MULTIPLE OF BASE SALARY	REQUIRED VALUE ($)	APPROXIMATE OWNERSHIP RELATIVE TO BASE SALARY AS OF DECEBMER 31, 2019 (1)
	# OF SHARES OWNED DIRECTLY	# OF RESTRICTED STOCK UNITS	# OF TOTAL SHARES
Goncalves	$18,978,647	$10,549,496	$29,528,143	6x	$8,346,000	21.2x
	2,080,992	1,156,743	3,237,735
Koci	$665,760	$243,039	$908,799	3x	$1,275,000	2.1x
	73,000	26,649	99,649
Smith	$2,060,828	$955,539	$3,016,367	3x	$1,533,000	5.9x
	225,968	104,774	330,742
Fedor	$1,815,117	$789,126	$2,604,243	3x	$1,317,000	5.9x
	199,026	86,527	285,553
Harapiak	$1,684,218	$781,383	$2,465,601	3x	$1,317,000	5.6x
	184,673	85,678	270,351
(1) Value is calculated based on the one-year average closing price per share of our shares as of December 31, 2019, which was $9.12.
Change in Control Severance Agreements
In 2016, the Compensation Committee approved, and we subsequently entered into, new change in control severance agreements with all of our NEOs in service at such time, except Mr. Goncalves with whom we entered into a change in control severance agreement in 2014 and Mr. Koci with whom we entered into a change in control severance agreement in 2019. The Compensation Committee believes that such agreements support the goals of attracting and retaining highly talented individuals by clarifying the terms of employment and reducing the risks to the NEO in situations where the NEO believes, for example, that we may engage in a merger, be acquired in a hostile tender offer or be involved in a proxy contest. In addition, the Compensation Committee believes that such agreements align the interests of NEOs with the interests of our shareholders if a qualified offer is made to acquire Cliffs, in that each of our NEOs would likely be aware of or involved in any such negotiation and it is to the benefit of our shareholders to have NEOs negotiating in the shareholders’ best interests without regard to the NEOs' personal financial interests. The level of benefits under these agreements was determined consistent with market practices at the time that the agreements were established. The agreements generally provide for the following change in control terms:

•
Depending on position, two or three times annual base salary and target annual incentive as severance upon termination within 24 months following the change in control, a payment for two or three years of continued SERP benefits, up to $10,000 in outplacement services in the case of Messrs. Koci, Smith, Fedor, and Harapiak and up to 15% of base salary in the case of Mr. Goncalves, up to $12,000 per year for tax and financial planning services for two or three years and, under certain circumstances, continuation of welfare benefits for two or three years, depending on position; and

•	Non-competition, confidentiality and non-solicitation restrictions on NEOs who receive severance payments following the change in control.

2020 Proxy Statement	47

COMPENSATION DISCUSSION AND ANALYSIS

Clawback Policy
The Board implemented a clawback policy in 2012. The clawback policy, applicable to all of our executive officers, covers the following incentive based compensation:

•	Annual incentive awards paid under our annual cash incentive compensation program;

•	Equity-based awards under our long-term incentive equity program; and

•	Any other incentive-based compensation paid or granted pursuant to an incentive plan.
Under this policy, if the Board determines that an executive officer has willfully committed an act of fraud, dishonesty or recklessness in the performance of his or her duties, which conduct resulted in an accounting restatement with any financial reporting requirement, the Board will take prompt and reasonable action to seek recovery of all excessive incentive-based compensation. The Board may seek recovery under this policy if an accounting restatement is due within 36 months of the publication of the financial statements that are required to be restated.
Certain Material Tax and Accounting Implications
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a federal income tax deduction to public companies like Cliffs for compensation in excess of $1 million paid to certain current and former executive officers.  Historically, compensation that qualifies as “performance-based compensation” under Section 162(m) of the Code could be excluded from this $1 million limit, but this exception has now been repealed, effective for taxable years beginning after December 31, 2017, unless certain transition relief for certain compensation arrangements in place as of November 2, 2017 is available.  While awards granted for 2019 under our EMPI Plan and our equity plans were not structured to qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, certain grants of cash- or equity-based awards under our equity plans in prior years were intended to potentially qualify as “performance-based compensation” for purposes of Section 162(m) of the Code under certain circumstances. The Compensation Committee did not consider in any substantial way any specific quantification of potential lost deductibility when making its 2019 compensation decisions.  In turn, the Compensation Committee retains the flexibility to award compensation that is consistent with our objectives and philosophy even if it does not qualify for a tax deduction. The Compensation Committee believes that the tax deduction limitation should not be permitted to compromise our ability to design and maintain executive compensation arrangements that will attract and retain the executive talent to compete successfully. Accordingly, achieving the desired flexibility in the design and delivery of compensation may result in compensation that in certain cases is not deductible for federal income tax purposes, and it is possible that awards intended in prior years to potentially qualify as “performance-based compensation” may not so qualify or may not be deductible.
No Hedging
We have a policy that prohibits our directors, officers and employees from engaging in certain hedging transactions, including "short" selling Company securities and trading in options, warrants, puts, calls or similar securities derived from the Company's securities. Our policy applies to, among other securities, Company securities granted to directors, officers or employees by the Company as compensation, as well as Company securities held, directly or indirectly, by such directors, officers or employees.

2020 Proxy Statement	48

COMPENSATION COMMITTEE REPORT

The following report has been submitted by the Compensation and Organization Committee of the Board:
The Compensation and Organization Committee of the Board has reviewed and discussed the Company’s Compensation Discussion and Analysis with management. Based on this review and discussion, the Compensation and Organization Committee recommended to the Board that the Compensation Discussion and Analysis be included in the definitive proxy statement on Schedule 14A for Cliffs’ 2020 Annual Meeting and in Cliffs’ Annual Report on Form 10-K for the year ended December 31, 2019, each as filed with the Securities and Exchange Commission.
This report is furnished on behalf of the Compensation and Organization Committee of the Board of Directors.
Douglas C. Taylor, Chair
John T. Baldwin
Eric M. Rychel
Gabriel Stoliar

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the individuals who served as members of the Compensation Committee in 2019 (Messrs. Taylor, Baldwin, Rychel and Stoliar) was or has been an officer or employee of ours or engaged in transactions with us (other than in his capacity as director).
None of our executive officers serves or served during the last completed fiscal year as a director or member of the compensation committee of another organization one of whose executive officers serves or served at the same time as a member of either the Board or the Compensation Committee.

COMPENSATION-RELATED RISK ASSESSMENT

In 2019, Pearl Meyer reviewed existing policies and plan design features within the framework of employee compensation plans in which employees (including the NEOs) participate in order to identify whether these arrangements had any design features that might encourage unnecessary and excessive risk taking that would have a material adverse effect on Cliffs. Pearl Meyer analyzed a series of risk factors and concluded that the risk mitigation features in our compensation policies and plans, including pay mix (variable versus fixed and short-term versus long-term), multi-year performance periods, incentive compensation clawbacks and Share Ownership Guidelines, provide adequate safeguards to either prevent or discourage excessive risk taking. Pearl Meyer finds that Cliffs' compensation programs for our NEOs and our employees are appropriately positioned at the low end of the risk spectrum and have identified no compensation-related risks likely to cause a material adverse outcome to the Company. The Compensation Committee received the report summarizing the work of Pearl Meyer and concurs with Pearl Meyer's conclusion.

2020 Proxy Statement	49

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION TABLES AND NARRATIVES
2019 Summary Compensation Table
The following table sets forth the compensation earned by our NEOs for services rendered to Cliffs and our subsidiaries for the fiscal years ended December 31, 2019, 2018 and 2017 (as applicable).

NAME AND PRINCIPAL POSITION (a)	YEAR (b)	SALARY ($) (1)(2) (c)	BONUS ($) (d)	STOCK AWARDS ($) (3) (e)	OPTION AWARDS ($)(f)	NON-EQUITY INCENTIVE PLAN COMPENSATION ($) (1)(4) (g)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS ($) (5) (h)	ALL OTHER COMPENSATION ($) (6) (i)	TOTAL ($) (j)
Lourenco Goncalves Chairman, President and CEO	2019	1,391,000	—	5,891,147	—	7,367,984	1,160,027	255,931	16,066,089
	2018	1,350,000	—	4,776,554	—	8,280,000	340,021	697,352	15,443,927
	2017	1,300,000	4,650,000	11,858,417	—	4,565,940	650,202	536,946	23,561,505
Keith A. Koci EVP, CFO	2019	378,413	—	787,478	—	611,517	—	224,843	2,002,251
	2018	—	—	—	—	—	—	—	—
	2017	—	—	—	—	—	—	—	—
Clifford T. Smith EVP, COO	2019	511,000	—	1,352,622	—	1,392,921	419,300	38,881	3,714,724
	2018	426,000	—	659,422	—	1,275,466	—	31,455	2,392,343
	2017	414,000	673,350	787,575	—	588,939	157,800	36,888	2,658,552
Terry G. Fedor EVP, Operations	2019	439,000	—	813,422	—	1,110,020	354,600	32,737	2,749,779
	2018	426,000	—	659,422	—	1,275,466	8,600	36,442	2,405,930
	2017	414,000	673,350	787,575	—	588,939	139,800	24,258	2,627,922
Maurice D. Harapiak EVP, HR & Chief Administration Officer	2019	439,000	—	813,422	—	1,096,592	249,282	39,489	2,637,785
	2018	426,000	—	659,422	—	1,243,866	41,772	40,680	2,411,740
	2017	400,000	623,100	760,951	—	566,791	65	39,124	2,390,031
Timothy K. Flanagan Former EVP, CFO	2019	53,000	—	—	—	266,428	185,273	1,964,283	2,468,984
	2018	412,000	—	637,763	—	1,014,800	—	31,435	2,095,998
	2017	400,000	318,000	760,951	—	540,829	144,000	30,553	2,194,333
(1) 2019 amounts in columns (c) and (g) reflect the salary and non-equity incentive plan compensation for each NEO, respectively, before pre-tax reductions for contributions to the 401(k) Savings Plan, the 2012 NQDC Plan and certain other benefit plans.

(2) The 2019 salary for each of the NEOs includes his base salary before the employee's contributions to the 401(k) Savings Plan. The following table summarizes salary contributions for the 401(k) Savings Plan for NEOs in 2019:

	401(k) CONTRIBUTION ($)	CATCH-UP CONTRIBUTION ($)	TOTAL ($)
Goncalves	19,000	6,000	25,000
Koci	17,708	4,000	21,708
Smith (a)	44,800	6,000	50,800
Fedor (a)	44,800	6,000	50,800
Harapiak	19,000	6,000	25,000
Flanagan	7,420	—	7,420
(a) Messrs. Smith and Fedor's total 401(k) contribution exceeds the IRS 2019 contribution limit of $19,000, $6,000 for individuals over the age of 50 due to post-tax deferrals.

(3)
The 2019 amounts in column (e) reflect the aggregate grant date fair value, computed in accordance with FASB ASC 718, for performance share awards and restricted stock units granted during 2019. For performance shares granted during 2019, the amounts reported are based on the target payout level. Assuming achievement of maximum performance, the fair value as of the grant date of the performance share awards made to Messrs. Goncalves, Koci, Smith, Fedor and Harapiak would have been $7,300,636, $975,886, $1,676,244, $1,008,039 and $1,008,039 respectively. For additional information, refer to Note 9 in our Annual Report on Form 10-K for the year ended December 31, 2019. These types of awards are discussed in further detail in “Compensation Discussion and Analysis–Analysis of 2019 Compensation Decisions", under the sub-headings “2019–2021 Performance Cash Incentive Awards, Performance Share Awards, and Restricted Stock Unit Grants”.

2020 Proxy Statement	50

EXECUTIVE COMPENSATION

(4)
The 2019 amounts in column (g) reflect the incentive awards earned in 2019 under the EMPI Plan and Long-Term Incentive Program (performance cash), which are discussed in further detail in “Compensation Discussion and Analysis–Analysis of 2019 Compensation Decisions" under the sub-headings “Annual Incentive Program” and "Long–Term Incentive Program."

(5)
The 2019 amounts in column (h) reflect the actuarial increase in the present value of the NEO’s benefits under the Pension Plan and the SERP, both of which are discussed in “Compensation Discussion and Analysis–Retirement and Deferred Compensation Benefits” under the sub-heading “Defined Benefit Pension Plan,” determined using interest rate and mortality assumptions consistent with those used in our financial statements and may include amounts in which the NEO is not fully vested. The present value of accumulated pension benefits for the NEOs generally increased from December 31, 2018 to December 31, 2019. This is primarily the result of the one additional year of benefit accruals earned under the qualified and nonqualified pension plans. This column also includes amounts for above-market interest for the NEOs’ balances in the 2012 NQDC Plan.

The following table summarizes changes in pension values and above-market earnings on deferred compensation in 2019:

	PRESENT VALUE OF PENSION ACCRUALS ($)	ABOVE-MARKET INTEREST ON DEFERRED COMPENSATION ($)	TOTAL ($)
Goncalves	1,159,200	827	1,160,027
Koci	—	—	—
Smith	419,300	—	419,300
Fedor	354,600	—	354,600
Harapiak	249,200	82	249,282
Flanagan	185,273	—	185,273

(6)
The 2019 amounts in column (i) reflect the combined value of the NEOs' perquisites or the benefits attributable to our paid parking, fitness reimbursement program, executive physical, financial services, matching contributions made on behalf of the executives under the 401(k) Savings Plan and the 2012 NQDC Plan and commuter and travel expenses and other amounts.

The following table summarizes perquisites and other compensation in 2019:

	PAID PARKING ($)	FITNESS REIMBURSE- MENT PROGRAM ($)	EXECUTIVE PHYSICALS ($)	FINANCIAL SERVICES ($)	401(k) SAVINGS PLAN MATCHING CONTRIBUTIONS ($)	NQDC PLAN MATCHING CONTRIBUTIONS ($)	OTHER ($)		TOTAL ($)
Goncalves	4,200	—	2,350	13,885	11,200	17,300	206,996	(a)	255,931
Koci	3,738	—	3,892	—	11,200	2,967	203,046	(b)	224,843
Smith	4,200	—	3,241	11,000	11,200	9,240	—		38,881
Fedor	4,200	—	—	10,977	11,200	6,360	—		32,737
Harapiak	4,200	300	4,835	12,389	11,200	6,360	205	(c)	39,489
Flanagan	462	—	—	11,000	2,120	—	1,950,701	(d)	1,964,283
(a) Other compensation for Mr. Goncalves reflects the aggregate incremental cost of commuter and travel expenses, including the cost of personal use of the leased corporate aircraft ($202,916) and ground transportation ($4,080) in 2019. We have estimated our aggregate incremental cost of personal use of the leased corporate aircraft using a methodology that reflects the direct variable operating costs on an hourly basis, including all costs that may vary by the hours flown. Included in these direct variable operating costs are: aircraft fuel and oil, trip-related maintenance, crew travel expenses, trip-related fees, ramp fees, landing fees, catering and other miscellaneous variable costs. Fixed costs, such as hangar fee storage, maintenance not related to travel, pilot salaries, insurance and warranty are excluded from this calculation.

(b) Other compensation for Mr. Koci reflects his relocation and temporary housing ($153,121), tax gross-up on relocation ($49,925).
(c) Other compensation for Mr. Harapiak reflects a wellness gift card and tax gross-up on the wellness gift card ($205).
(d) Other compensation for Mr. Flanagan:
• Includes payments related to his February 12, 2019 separation pursuant to his Severance Agreement and Release for:
◦ An amount equal to 24 months base pay ($848,000);
◦ An amount equal in value to two times his target bonus under the EMPI Plan ($848,000);
• Accrued benefits under the Cliffs Defined Benefit Pension Plan and SERP ($185,573);
• Tax gross-up associated with financial planning services ($9,128);
• Medical coverage ($15,000);
• Outplacement services ($15,000); and
• Financial planning services ($30,000).
2019 Grants of Plan-Based Awards
The table below discloses in columns (d), (e) and (f) the potential payouts at the threshold, target and maximum levels of the 2019 awards under the EMPI Plan and Long-Term Incentive Program (performance cash incentive awards), granted under the A&R 2015 Equity Plan. See “Compensation Discussion and Analysis–Analysis of 2019 Compensation Decisions" under the sub-headings "Annual Incentive Program" and "Long-Term Incentive Program” for program descriptions. Actual payouts for the 2019 EMPI awards are shown in the 2019 Summary Compensation Table.

2020 Proxy Statement	51

EXECUTIVE COMPENSATION

Columns (g), (h) and (i) of the table below show the potential payouts at the threshold, target and maximum levels of the 2019–2021 performance share awards; such performance shares generally vest over a three-year period ending December 31, 2021. Column (k) shows the grant date fair value of such equity awards, based on the grant date fair value of $18.31 per share, computed in accordance with FASB ASC 718.
Columns (j) and (k) represent the number of restricted stock units granted in connection with the 2019–2021 vesting period based on the grant date price of $11.24 per share of those restricted stock unit grants.

		GRANT DATE (c)	ESTIMATED FUTURE PAYOUTS UNDER NON-EQUITY INCENTIVE PLAN AWARDS ($) (1)			ESTIMATED FUTURE PAYOUTS UNDER EQUITY INCENTIVE PLAN AWARDS (#) (2)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#) (j)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($) (k)
NAME (a)	AWARD TYPE (b)		Threshold (d)	Target (e)	Maximum (f)	Threshold (g)	Target (h)	Maximum (i)
Goncalves	Annual Incentive Program	2/19/2019	1,391,000	2,782,000	5,564,000	—	—	—	—	—
	LTI Program - Performance Cash	2/19/2019	945,880	1,891,760	3,783,520	—	—	—	—	—
	LTI Program - Performance Shares	2/19/2019	—	—	—	99,681	199,362	398,724	—	3,650,318
	LTI Program - RSU	2/19/2019	—	—	—	—	—	—	199,362	2,240,829
Koci	Annual Incentive Program	2/19/2019	212,500	425,000	850,000	—	—	—	—	—
	LTI Program - Performance Cash	2/19/2019	126,438	252,875	505,750	—	—	—	—	—
	LTI Program - Performance Shares	2/19/2019	—	—	—	13,325	26,649	53,298	—	487,943
	LTI Program - RSU	2/19/2019	—	—	—	—	—	—	26,649	299,535
Smith	Annual Incentive Program	2/19/2019	306,600	613,200	1,226,400	—	—	—	—	—
	LTI Program - Performance Cash	2/19/2019	217,175	434,350	868,700	—	—	—	—	—
	LTI Program - Performance Shares	2/19/2019	—	—	—	22,887	45,774	91,548	—	838,122
	LTI Program - RSU	2/19/2019	—	—	—	—	—	—	45,774	514,500
Fedor	Annual Incentive Program	2/19/2019	219,500	439,000	878,000	—	—	—	—	—
	LTI Program - Performance Cash	2/19/2019	130,603	261,205	522,410	—	—	—	—	—
	LTI Program - Performance Shares	2/19/2019	—	—	—	13,764	27,527	55,054	—	504,019
	LTI Program - RSU	2/19/2019	—	—	—	—	—	—	27,527	309,403
Harapiak	Annual Incentive Program	2/19/2019	219,500	439,000	878,000	—	—	—	—	—
	LTI Program - Performance Cash	2/19/2019	130,603	261,205	522,410	—	—	—	—	—
	LTI Program - Performance Shares	2/19/2019	—	—	—	13,764	27,527	55,054	—	504,019
	LTI Program - RSU	2/19/2019	—	—	—	—	—	—	27,527	309,403
Flanagan (3)	—	—	—	—	—	—	—	—	—	—
(1)    Reflects the Company's annual incentive program and a long-term incentive program component for 2019. The amounts in column (d) reflect the threshold payout level which is 50% of the target amount shown in column (e); and the amounts shown in column (f) represent 200% of such target amounts.

(2)    Reflects the performance shares component of the Company's long-term incentive program. The amounts in column (g) reflect the threshold payout level of the 2019 – 2021 performance shares, which is 50% of the target amount shown in column (h); and the amounts shown in column (i) represent 200% of such target amounts.

(3) Mr. Flanagan separated from Cliffs on February 12, 2019.

2020 Proxy Statement	52

EXECUTIVE COMPENSATION

Outstanding Equity Awards at 2019 Fiscal Year–End
The following table shows: in column (c), the number of unexercised option awards that are exercisable; in column (d), the number of unexercised option awards that are unexercisable; in column (e), the option exercise price and in column (f), the option expiration date. In addition, column (g) shows the number of unvested restricted stock units held by each NEO, and column (h) shows the market value of the common shares underlying those awards based on the closing market price of common shares on December 31, 2019 of $8.40 per share. Column (i) shows the number of unearned performance shares held by each NEO, and column (j) shows the market value of the common shares underlying those awards based on the closing market price of common shares on December 31, 2019 of $8.40 per share. These awards were granted under the A&R 2012 Incentive Equity Plan, 2015 Equity Plan or A&R 2015 Equity Plan.

		OPTION AWARDS				STOCK AWARDS
NAME (a)	AWARD TYPE (b)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) EXERCISABLE (c)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS (#) UNEXERCISABLE (d)	OPTION EXERCISE PRICE ($) (e)	OPTION EXPIRATION DATE (f)	NUMBER OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED (#) (g)		MARKET VALUE OF SHARES OR UNITS OF STOCK THAT HAVE NOT VESTED ($) (h)	EQUITY INCENTIVE PLAN AWARDS: NUMBER OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED (#)(i)		EQUITY INCENTIVE PLAN AWARDS: MARKET OR PAYOUT VALUE OF UNEARNED SHARES, UNITS OR OTHER RIGHTS THAT HAVE NOT VESTED ($) (j)
Goncalves	2019 LTI Program	—	—	—	—	199,362	(1)	1,674,641	199,362	(2)	1,674,641
	2018 LTI Program	—	—	—	—	245,455	(3)	2,061,822	490,910	(4)	4,123,644
	2015 LTI Program	187,136	—	7.70	1/12/2025	—		—	—		—
	2014 New Hire	250,000	—	13.83	11/17/2021	—		—	—		—
Koci	2019 LTI Program	—	—	—	—	26,649	(1)	223,852	26,649	(2)	223,852
Smith	2019 LTI Program	—	—	—	—	45,774	(1)	384,502	45,774	(2)	384,502
	2018 LTI Program	—	—	—	—	33,886	(3)	284,642	67,772	(4)	569,285
	2015 LTI Program	27,430	—	7.70	1/12/2025	—		—	—		—
Fedor	2019 LTI Program	—	—	—	—	27,527	(1)	231,227	27,527	(2)	231,227
	2018 LTI Program	—	—	—	—	33,886	(3)	284,642	67,772	(4)	569,285
	2015 LTI Program	27,430	—	7.70	1/12/2025	—		—	—		—
Harapiak	2019 LTI Program	—	—	—	—	27,527	(1)	231,227	27,527	(2)	231,227
	2018 LTI Program	—	—	—	—	33,886	(3)	284,642	67,772	(4)	569,285
	2015 LTI Program	25,384	—	7.70	1/12/2025	—		—	—		—
Flanagan (5)	2018 LTI Program	—	—	—	—	—		—	23,670	(4)	198,828
(1)
Represents restricted stock units granted on February 19, 2019. The restricted stock units generally vest in full on December 31, 2021, subject to continued employment.
(2)
Represents performance shares for the 2019 – 2021 performance period granted on February 19, 2019. These shares are shown based on achievement of target performance and will generally vest on December 31, 2021, subject to the achievement of specified performance metrics and continued employment through December 31, 2021.
(3)
Represents restricted stock units granted on February 21, 2018. The restricted stock units generally vest in full on December 31, 2020, subject to continued employment.
(4)
Represents performance shares for the 2018 – 2020 performance period granted on February 21, 2018. These shares are shown based on achievement of maximum performance and will generally vest on December 31, 2020, subject to the achievement of specified performance metrics and continued employment through December 31, 2020.
(5)
Mr. Flanagan's performance shares were prorated based on his separation date of February 12, 2019.

2020 Proxy Statement	53

EXECUTIVE COMPENSATION

2019 Option Exercises and Stock Vested
The table below shows: in columns (c) and (d) information regarding the performance shares and restricted stock unit awards that vested during 2019 for the NEOs.

	STOCK AWARDS
NAME (a)	AWARD TYPE (b)	NUMBER OF SHARES ACQUIRED ON VESTING (#) (c)		VALUE REALIZED ON VESTING ($) (d)
Goncalves	2017 LTI Program - Performance Shares	290,566	(1)	2,440,754
	2017 LTI Program - RSU	180,252	(2)	1,514,117
	2017 Retention Award - Performance Shares	498,212	(3)	4,184,981
	2017 Retention Award - RSU	531,674	(4)	4,466,062
Koci	2017 LTI Program	—		—
Smith	2017 LTI Program - Performance Shares	40,484	(1)	340,066
	2017 LTI Program - RSU	25,114	(2)	210,958
Fedor	2017 LTI Program - Performance Shares	40,484	(1)	340,066
	2017 LTI Program - RSU	25,114	(2)	210,958
Harapiak	2017 LTI Program - Performance Shares	39,115	(1)	328,566
	2017 LTI Program - RSU	24,265	(2)	203,826
Flanagan	2017 LTI Program - Performance Shares	27,164	(5)	228,178
	2017 LTI Program - RSU	16,851	(6)	196,651
	2018 LTI Program - RSU	11,835	(7)	138,114
(1)
Represents an award of performance shares granted during 2017 for the 2017 - 2019 performance period. The performance shares vested in full on December 31, 2019. The value realized was determined based on the closing price of our common shares on December 31, 2019 of $8.40. The performance shares paid out at 161.2% of the award based on the performance criteria.
(2)
Represents an award of restricted stock units granted during 2017 for the 2017 - 2019 period. The restricted stock units vested in full on December 31, 2019. The value realized was determined based on the closing price of our common shares on December 31, 2019 of $8.40.
(3)
Represents a retention award of performance shares granted in June 2017. The performance shares vested in full on December 31, 2019. The value realized was determined based on the closing price of our common shares on December 31, 2019 of $8.40. The performance shares paid out at 200% of the award based on the performance criteria.
(4)
Represents a retention grant of restricted stock units granted in June 2017. The restricted stock units vested in full on December 31, 2019. The value realized was determined based on the closing price of our common shares on December 31, 2019 of $8.40.
(5)
Represents an award of prorated performance shares granted during 2017 for the 2017 - 2019 performance period. The performance shares vested in full on December 31, 2019. The value realized was determined based on the closing price of our common shares on December 31, 2019 of $8.40. The performance shares paid out at 161.2% of the award based on the performance criteria.
(6)
Represents an award of prorated restricted stock units granted during 2017 for the 2017 - 2019 period. The restricted stock units vested in full on September 5, 2019. The value realized was determined based on the separation date closing price of our common shares on February 12, 2019 of $11.67.
(7)
Represents an award of prorated restricted stock units granted during 2018 for the 2018 - 2020 period. The restricted stock units vested in full on September 5, 2019. The value realized was determined based on the separation date closing price of our common shares on February 12, 2019 of $11.67.

2019 Pension Benefits
The following table discloses, for the Pension Plan and the SERP: in column (c), the number of years of credited service; in column (d), the present value of accumulated benefits; and in column (e), payments during the last fiscal year. The calculation was determined using interest rate and mortality rate assumptions consistent with those used in Item 8, Note 8 in our Annual Report on our Form 10-K for the year ended December 31, 2019.
The cash balance formula under our Pension Plan provides a benefit payable at any time equal to the value of a notional cash balance account. For each calendar quarter after the applicable date, a credit is made to the account equal to a percentage of the NEO’s pay ranging from four percent to 10% based upon his age and service with transitional pay credits up to 13% during the transition period from June 30, 2003 to June 30, 2008. Interest is credited to the account balance on a quarterly basis. At retirement or termination of employment, the accumulated account balance can be paid as either a lump sum or actuarially equivalent annuity.
The compensation used to determine benefits under the Pension Plan is the sum of salary and annual incentive compensation paid under the EMPI Plan to a participant during a calendar year. Pensionable earnings for each of our NEOs during 2019 include the amount shown for 2019

2020 Proxy Statement	54

EXECUTIVE COMPENSATION

in the “Salary” column of the 2019 Summary Compensation Table above plus the amount of annual incentive compensation earned in 2019 and paid in 2020, respectively.
The SERP generally provides the NEOs with the benefits that would have been payable under the Pension Plan if certain Code limitations did not apply to the Pension Plan. The SERP was amended effective for 2006 and future accruals to eliminate the payment of annual accruals and to provide that SERP accruals will instead be paid at retirement or termination.
For more information about the NEOs’ Pension Plan and SERP benefits, refer to the “Compensation Discussion and Analysis – Retirement and Deferred Compensation Benefits.”

NAME (a)	PLAN NAME(b)	NUMBER OF YEARS CREDITED SERVICE (#) (c)	PRESENT VALUE OF ACCUMULATED BENEFIT ($) (d)	PAYMENTS DURING LAST FISCAL YEAR ($) (e)
Goncalves	Pension Plan	5.4	178,900	—
	SERP	5.4	2,418,000	—
Koci	Pension Plan	0.7	—	—
	SERP	0.7	—	—
Smith	Pension Plan	15.7	555,400	—
	SERP	15.7	636,700	—
Fedor	Pension Plan	8.9	308,900	—
	SERP	8.9	521,400	—
Harapiak	Pension Plan	5.6	180,800	—
	SERP	5.6	356,500	—
Flanagan	Pension Plan	10.8	460,800	—
	SERP	10.8	—	185,573

2019 Non-Qualified Deferred Compensation
In 2019, the NEOs were permitted to defer under the 2012 NQDC Plan, on a pre-tax basis, up to 50% of their base salary and all or a portion of their annual incentive under the EMPI Plan. Cash deferrals earn interest at the Moody’s Corporate Average Bond Yield rate or other investments provided in our 401(k) Savings Plan.
The NEO’s contributions to the 401(k) Savings Plan are limited by Code limitations. The amount NEOs received as Cliffs' matching contributions will be credited to each NEO's account per the 2012 NQDC Plan.

2020 Proxy Statement	55

EXECUTIVE COMPENSATION

The following table shows: in column (c), executive contributions by each NEO, if any, and the contributions include any pre-tax contributions of salary and EMPI Plan awards; in column (d), registrant contributions, which are matching contributions we made on behalf of the NEOs and supplemental matching contributions authorized under the 401(k) Savings Plan that were credited to the 2012 NQDC Plan; in column (e), aggregate earnings, which include dividends and interest earned on cash deferrals; in column (f), aggregate withdrawals and/or distributions; and in column (g) the aggregate year-end balance.

NAME (a)	PLAN NAME (b)	EXECUTIVE CONTRIBUTIONS IN LAST FY ($) (1) (c)	REGISTRANT CONTRIBUTION IN LAST FY ($) (2) (d)	AGGREGATE EARNINGS IN LAST FY ($) (3)(e)	AGGREGATE WITHDRAWALS / DISTRIBUTIONS ($) (4) (f)	AGGREGATE BALANCE AT LAST FYE ($) (5) (g)
Goncalves	NQDC Plan	—	17,300	3,320	—	90,184
Koci	NQDC Plan	10,625	2,967	433	—	14,478
Smith	NQDC Plan	—	9,240	1,146	—	48,971
Fedor	NQDC Plan	—	6,360	1,301	—	42,457
Harapiak	NQDC Plan	—	6,360	887	—	28,970
Flanagan	NQDC Plan	—	—	856	49,318	—
(1)
The amount disclosed in column (c) is also included in the “Salary” or “Non-Equity Incentive Plan Compensation” columns in the 2019 Summary Compensation Table, as applicable.
(2)
The amounts shown in column (d) consist of Cliffs' matching contributions disclosed in the “All Other Compensation” column in the 2019 Summary Compensation Table.
(3)
The amounts shown in column (e) under the NQDC Plan include above-market earnings, dividends and interest disclosed in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in the 2019 Summary Compensation Table.
(4)
The amounts shown in column (f) reflect any withdrawals and/or distribution.
(5)
The aggregate balance for the NQDC Plan in column (g) includes compensation earned in prior years and consists of fluctuation in market value, that previously was reported in prior Summary Compensation Tables as follows:

TOTALS ($)
Goncalves	69,809
Koci	—
Smith	30,476
Fedor	29,859
Harapiak	20,864
Flanagan	—

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
The tables and discussion below reflect the compensation payable to each of the continuing NEOs in the event of termination of such executive’s employment under a variety of different circumstances, including voluntary termination, involuntary termination without cause and termination following a change in control. The amounts shown assume in all cases that such termination was effective as of December 31, 2019, the last trading day of the year. All amounts shown are based on reasonable estimates of the amounts that would be paid to the executive upon his termination; the actual amounts only can be determined at the time of such continuing NEO’s separation from Cliffs.
Payments Made Upon All Terminations
If an NEO’s employment terminates, he is entitled to receive certain amounts earned during his term of employment no matter the cause of termination. Such amounts may include:

•	Salary through the date of termination;

•	Unused vacation pay;

•	Accrued and vested benefits under the Pension Plan, SERP, 401(k) Savings Plan and 2012 NQDC Plan, if applicable; and

•	Undistributed but earned performance shares, performance cash and vested restricted stock units for completed performance periods.

2020 Proxy Statement	56

EXECUTIVE COMPENSATION

Additional Payments Upon Involuntary Termination Without Cause
In the event that a NEO is terminated involuntarily without cause, he typically would receive the following additional payments or benefits in the sole discretionary judgment of the Compensation Committee, taking into account the nature of the termination, the length of the NEO’s service with Cliffs and the NEO’s current incentive targets:

•	Severance payments;

•	Continued health insurance benefits;

•	Outplacement services;

•
Pursuant to the terms of our 2015 Equity Plan and A&R 2015 Equity Plan, a pro rata portion, of his performance shares, performance cash, and restricted stock units. Such prorated performance shares, performance cash and restricted stock units will be paid when such shares and units would otherwise be paid. Stock options generally have an exercisable period of one-year from date of termination; and

•	Financial services.
Additional Payments Upon Retirement
Executives are eligible for retirement at age 55 with at least five years of service. Our cash balance pension plan has only a service requirement of three years for full vesting. In the event of any NEO's retirement, the following amounts will be paid and benefits will be provided, in addition to the amounts payable to all terminated salaried employees:

•	A pro rata portion of the annual incentive award under the EMPI Plan for the year in which he retires unless otherwise determined by the Compensation Committee;

•	Any unpaid annual incentive award under the EMPI Plan for the year prior to the year of retirement; and

•
A pro rata portion of his performance shares, performance cash and restricted stock units. Such performance share awards, performance cash awards, and restricted stock units will be paid when such performance shares, performance cash and restricted stock units would otherwise be paid. Stock options generally have an exercisable period of one-year from date of retirement.

Additional Payments Upon Change in Control (Without Termination)
Upon a change in control, equity awards granted to NEOs are generally subject to potential assumption, replacement or continuation of the award in certain circumstances in lieu of immediate vesting (or immediate vesting if such assumed, replaced or continued awards are not provided).
For this purpose, a "change in control" generally means the occurrence of any of the following events as further described in the relevant equity plan:

•
Any one person, or more than one person acting as a group, acquires ownership of Cliffs common shares possessing 35% or more of the total voting power of Cliffs common shares or the then-outstanding shares (subject to certain exceptions);

•	A majority of members of the Cliffs Board is replaced by directors whose appointment or election is not endorsed by a majority of the Cliffs Board prior to the date of the appointment or election;

•	Cliffs closes a reorganization, merger, consolidation or significant sale of assets resulting in a substantial change in its ownership (subject to certain exceptions); or

•	Approval by Cliffs’ shareholders of a complete liquidation or dissolution of Cliffs.
Acquisitions of Cliffs’ common shares pursuant to certain business combination or similar transactions described in Cliffs’ equity incentive plans, however, will not constitute a change in control if, generally speaking, in each case, immediately after such business transaction:

•
Owners of Cliffs common shares immediately prior to the business transaction own more than 50% of the entity resulting from the business transaction in substantially the same proportions as their pre-business transaction ownership of Cliffs common shares;

•
No one person, or more than one person acting as a group (subject to certain exceptions), owns 35% or more of the combined voting power of the entity resulting from the business transaction or the outstanding common shares of such resulting entity; and

•
At least a majority of the members of the Board of the entity resulting from the business transaction were members of the incumbent Board of Cliffs when the business transaction agreement was signed or approved by the Cliffs' Board.

2020 Proxy Statement	57

EXECUTIVE COMPENSATION

Additional Payments Upon Termination Without Cause after Change in Control
Each of the NEOs, has a written change in control severance agreement that applies only in the event of termination during the two years after a change in control. If one of the NEOs is involuntarily terminated during the two years after a change in control, for a reason other than cause, he will be entitled to the following additional benefits:

•
A lump sum payment in an amount equal to three times (in the case of Messrs. Goncalves and Harapiak) or two times (in the case of Messrs. Fedor, Koci and Smith) the sum of: (1) base salary (at the highest rate in effect during the five-year period prior to the termination date) and (2) annual incentive pay at the target level for the year of separation, year prior to the change in control or year of the change in control, whichever is greater.

•
COBRA continuation coverage for a period of 36 months (in the case of Messrs. Goncalves and Harapiak) or 24 months (in the case of Messrs. Fedor, Koci and Smith) following the termination date, for health, life insurance and disability benefits.

•
A lump sum payment in an amount equal to the sum of the additional future pension benefits that the NEO would have been entitled to receive for a period of 36 months (in the case of Messrs. Goncalves and Harapiak) or 24 months (in the case of Messrs. Fedor, Koci and Smith) following the termination date under the SERP.

•	Incentive pay at target levels for the year in which the termination date occurs.

•	Outplacement services in an amount up to 15% of the NEO’s base salary (in the case of Mr. Goncalves) or $10,000 (in the case of Messrs. Fedor, Harapiak, Koci and Smith).

•
The NEO will be provided perquisites of financial planning and health care coverage for a period of 36 months (in the case of Messrs. Goncalves and Harapiak) or 24 months (in the case of Messrs. Fedor, Koci and Smith), comparable to the perquisites he was receiving before the termination of his employment or the change in control, whichever is greater.

Similar benefits are paid if the NEO voluntarily terminates his employment during the two years following a change in control if any of the following events occurs, provided that the NEO provides notice within 90 days of the occurrence of such event and the Company fails to cure such event within 30 days following receipt of such notice:

•	a material diminution in the NEO’s base pay;

•	a material diminution in the NEO’s authority, duties or responsibilities;

•	a material change (generally considered to be in excess of 50 miles) in the geographic location at which the NEO must perform services;

•	a material reduction in the NEO’s incentive pay opportunity; or

•	breach of employment agreement, if any, under which the NEO provides services.
For purposes of the change in control severance agreements, “cause” generally means termination of a NEO's employment for the following acts: (1) conviction of a criminal violation involving fraud, embezzlement or theft in connection with his duties or in the course of his employment with Cliffs or any subsidiary of Cliffs; (2) intentional wrongful damage to property of Cliffs or any subsidiary of Cliffs; (3) intentional wrongful disclosure of secret processes or confidential information of Cliffs or any subsidiary of Cliffs; or (4) intentional wrongful engagement in any competitive activity.
In order to receive benefits under the change in control severance agreements, the NEOs must agree to certain covenants not to disclose any of our confidential and proprietary information, as well as covenants not to compete and not to solicit any of our employees. In addition, each NEO must sign a release of claims.
Additional Payments Upon Death or Disability
In the event of any NEO's death or disability, the following amounts will be paid and benefits will be provided, in addition to the amounts payable to all terminated salaried employees: 2015 Equity Plan and A&R 2015 Equity Plan – prorated vesting of his performance cash and shares (based on actual performance), performance-based restricted stock units and restricted stock units.

2020 Proxy Statement	58

EXECUTIVE COMPENSATION

Potential Payments Upon Termination or Change in Control Tables
The following tables show the benefits payable to the continuing NEOs upon various types of terminations of employment and change in control assuming an effective date of December 31, 2019, the last trading day of the year.

LOURENCO GONCALVES

BENEFIT	DEATH ($)	DISABILITY ($)	RETIREMENT ($)	VOLUNTARY TERMINATION ($)	INVOLUNTARY (WITHOUT CAUSE) TERMINATION ($)	CHANGE IN CONTROL WITHOUT TERMINATION ($)	TERMINATION WITHOUT CAUSE AFTER CHANGE IN CONTROL ($)
Cash Severance	—	—	—	—	—	—	12,519,000
Non-Equity Incentive Plan Compensation	1,854,600	1,854,600	6,372,600	—	1,854,600	—	6,509,800
Equity	3,865,500	3,865,500	3,865,500	—	3,865,500	—	7,472,900
Retirement Benefits	2,429,500	2,429,500	—	2,596,900	2,596,900	—	3,917,700
Non-Qualified Deferred Compensation	90,200	90,200	90,200	90,200	90,200	90,200	90,200
Other (Health & Welfare, Outplacement, Perquisites)	—	—	—	—	—	—	368,300
TOTAL	8,239,800	8,239,800	10,328,300	2,687,100	8,407,200	90,200	30,877,900

KEITH A. KOCI

BENEFIT	DEATH ($)	DISABILITY ($)	RETIREMENT ($)	VOLUNTARY TERMINATION ($)	INVOLUNTARY (WITHOUT CAUSE) TERMINATION ($)	CHANGE IN CONTROL WITHOUT TERMINATION ($)	TERMINATION WITHOUT CAUSE AFTER CHANGE IN CONTROL ($)
Cash Severance	—	—	—	—	—	—	1,700,000
Non-Equity Incentive Plan Compensation	84,300	84,300	—	—	84,300	—	677,900
Equity	149,200	149,200	—	—	149,200	—	447,700
Retirement Benefits	—	—	—	—	—	—	221,800
Non-Qualified Deferred Compensation	14,500	14,500	—	14,500	14,500	14,500	14,500
Other (Health & Welfare, Outplacement, Perquisites)	—	—	—	—	—	—	66,100
TOTAL	248,000	248,000	—	14,500	248,000	14,500	3,128,000

CLIFFORD T. SMITH

BENEFIT	DEATH ($)	DISABILITY ($)	RETIREMENT ($)	VOLUNTARY TERMINATION ($)	INVOLUNTARY (WITHOUT CAUSE) TERMINATION ($)	CHANGE IN CONTROL WITHOUT TERMINATION ($)	TERMINATION WITHOUT CAUSE AFTER CHANGE IN CONTROL ($)
Cash Severance	—	—	—	—	—	—	2,248,400
Non-Equity Incentive Plan Compensation	313,800	313,800	1,309,600	—	313,800	—	1,301,000
Equity	635,900	635,900	635,900	—	635,900	—	1,338,300
Retirement Benefits	1,072,900	1,072,900	1,192,100	1,192,100	1,192,100	—	1,459,900
Non-Qualified Deferred Compensation	48,800	48,800	48,800	48,800	48,800	48,800	48,800
Other (Health & Welfare, Outplacement, Perquisites)	—	—	—	—	—	—	68,900
TOTAL	2,071,400	2,071,400	3,186,400	1,240,900	2,190,600	48,800	6,465,300

2020 Proxy Statement	59

EXECUTIVE COMPENSATION

TERRY G. FEDOR

BENEFIT	DEATH ($)	DISABILITY ($)	RETIREMENT ($)	VOLUNTARY TERMINATION ($)	INVOLUNTARY (WITHOUT CAUSE) TERMINATION ($)	CHANGE IN CONTROL WITHOUT TERMINATION ($)	TERMINATION WITHOUT CAUSE AFTER CHANGE IN CONTROL ($)
Cash Severance	—	—	—	—	—	—	1,756,000
Non-Equity Incentive Plan Compensation	256,000	256,000	969,000	—	256,000	—	953,700
Equity	533,700	533,700	533,700	—	533,700	—	1,031,700
Retirement Benefits	661,300	661,300	—	830,300	830,300	—	1,044,900
Non-Qualified Deferred Compensation	42,500	42,500	42,500	42,500	42,500	42,500	42,500
Other (Health & Welfare, Outplacement, Perquisites)	—	—	—	—	—	—	66,600
TOTAL	1,493,500	1,493,500	1,545,200	872,800	1,662,500	42,500	4,895,400

MAURICE D. HARAPIAK

BENEFIT	DEATH ($)	DISABILITY ($)	RETIREMENT ($)	VOLUNTARY TERMINATION ($)	INVOLUNTARY (WITHOUT CAUSE) TERMINATION ($)	CHANGE IN CONTROL WITHOUT TERMINATION ($)	TERMINATION WITHOUT CAUSE AFTER CHANGE IN CONTROL ($)
Cash Severance	—	—	—	—	—	—	2,634,000
Non-Equity Incentive Plan Compensation	256,000	256,000	969,000	—	256,000	—	953,700
Equity	533,700	533,700	533,700	—	533,700	—	1,031,700
Retirement Benefits	465,400	465,400	—	537,300	537,300	—	829,000
Non-Qualified Deferred Compensation	29,000	29,000	29,000	29,000	29,000	29,000	29,000
Other (Health & Welfare, Outplacement, Perquisites)	—	—	—	—	—	—	93,600
TOTAL	1,284,100	1,284,100	1,531,700	566,300	1,356,000	29,000	5,571,000
Payments in Connection with Mr. Flanagan's Departure
Regarding Mr. Flanagan, we entered into a severance agreement with him on March 4, 2019 to memorialize the terms and conditions of his separation from Cliffs on February 12, 2019. In exchange for his general release of claims and non-solicitation, non-compete, non-disclosure and non-disparagement undertakings, Mr. Flanagan will receive the following payments and benefits: cash payment of $1,696,000, which is equal to 24 months' base pay ($848,000), plus an amount equal in value to two times his annual incentive payable at target under the EMPI Plan ($848,000). The cash payment will be made in three equal installments of $565,333, with one installment paid in 2019 and the remaining paid over two years. Mr. Flanagan also received his accrued benefits under the Cliffs Defined Benefit Plan and SERP ($185,573) and a tax gross-up associated with his financial services ($9,128). He will receive Company-paid medical benefits (valued at approximately $15,000) for him and his family under the Company’s health care plan for active employees for a maximum of 18 months; outplacement services (valued at approximately $15,000); and financial planning services through April 15, 2021 (valued at approximately $30,000). Mr. Flanagan will vest in a prorated portion of each of his performance share awards, restricted stock unit awards and performance cash awards (in accordance with the original terms of the awards).

2020 Proxy Statement	60

EXECUTIVE COMPENSATION

CEO PAY RATIO
As required by the Dodd-Frank Act, we are providing the following information about the relationship of the annual total compensation of the individual identified as our median paid employee (the "Median Employee") and the annual total compensation of our CEO. For 2019, we estimate: (1) the annual total compensation of the individual identified as the median paid employee of the Company and its consolidated subsidiaries (except as described below), other than our CEO (the “Median Employee Annual Total Compensation”); (2) the annual total compensation of Mr. Goncalves, our CEO; and (3) the ratio of our CEO’s 2019 total compensation to the Median Employee Annual Total Compensation, as shown below:

CEO PAY RATIO
Median Employee Annual Total Compensation	$104,333
CEO Annual Total Compensation	$16,066,089
CEO to Median Employee Pay Ratio	154:1
Methodology
On August 12, 2019, ArcelorMittal USA replaced Cliffs as the manager of Hibbing Taconite Company, and we determined it would be appropriate to re-identify our Median Employee for 2019 due to the significant change in Cliffs' employee population.
To identify the Median Employee, we used December 31, 2019 as our determination date (the “Determination Date”). As of the Determination Date, the employee population used for purposes of identifying the Median Employee consisted of 2,371 employees (excluding the CEO), all of which were located in the United States. The consistently applied compensation measure we used to identify the Median Employee consisted of W-2 payroll data for 2019 for the period beginning on January 1, 2019 and ending on December 31, 2019.
The Median Employee’s annual total compensation for 2019 was determined in accordance with Item 402(c)(2)(x) of Regulation S-K. With respect to our CEO’s annual total compensation, we used the amount reported for 2019 in the Total column in the 2019 Summary Compensation Table of this proxy statement.
We believe this pay ratio is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above. Because the SEC rules for identifying the Median Employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

2020 Proxy Statement	61

PROPOSAL 3	APPROVAL, ON AN ADVISORY BASIS, OF OUR NAMED EXECUTIVE OFFICERS' COMPENSATION

In accordance with Section 14A(a)(1) of the Exchange Act, we are providing you with an opportunity at the 2020 Annual Meeting to vote, on an advisory or non-binding basis, to approve the compensation of our NEOs, which is commonly known as “Say-on-Pay.” Say-on-Pay gives you an opportunity to vote, on a non-binding basis, to approve the compensation of our NEOs as disclosed in this proxy statement pursuant to SEC rules. Cliffs conducts annual Say-on-Pay votes, and the next Say-on-Pay vote will occur at the 2021 Annual Meeting.
As described in detail in the CD&A, we seek to align short-term and long-term incentives for our NEOs with results delivered to you, our shareholders. We are asking you to indicate your support for the compensation of our NEOs as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the executive compensation program and practices described in this proxy statement. In deciding how to vote on this proposal, we encourage you to read the CD&A and “Executive Compensation Tables” and related narrative disclosure for a more detailed explanation of our executive compensation program and practices. Your Board believes that our compensation philosophy is in the best interests of shareholders. Accordingly, we are asking our shareholders to vote “FOR” the following resolution:
“RESOLVED, that the compensation of the named executive officers as disclosed pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.”
As an advisory vote, this proposal is not binding on Cliffs. However, the Compensation Committee, which is responsible for designing and administering our executive compensation program and practices, values the opinions expressed by you in your vote on this proposal, and expects to consider the outcome of the vote when making future compensation decisions for NEOs.
The affirmative vote of a majority of the voting power of the common shares present in person or represented by proxy at the 2020 Annual Meeting and entitled to vote on our NEOs' compensation is required to approve our NEOs' compensation.

☑	THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSAL 3 TO APPROVE, ON AN ADVISORY BASIS, OUR NAMED EXECUTIVE OFFICERS' COMPENSATION.

2020 Proxy Statement	62

AUDIT COMMITTEE REPORT

The Audit Committee is composed of four independent directors and operates under a written charter adopted by the Board. The charter is reviewed and reassessed for adequacy annually by the Audit Committee and is reviewed by the Audit Committee with the Board. The Audit Committee reviewed the existing charter in July 2019 and had no changes. A copy of the charter is available at www.clevelandcliffs.com.
The members of the Audit Committee are John T. Baldwin (Chair), Robert P. Fisher, Jr., M. Ann Harlan, and Eric M. Rychel, all of whom are independent of the Company in accordance with the listing standards of the NYSE and have the financial literacy and accounting or financial management expertise necessary to effectively discharge their responsibilities. The Audit Committee retains the Company’s independent registered public accounting firm.
Management is responsible for the Company’s financial statements, systems of internal control and the financial reporting processes. Management also is responsible to attest, as of December 31, 2019, to the effectiveness of the Company’s system of internal control over financial reporting in compliance with Section 404 of the Sarbanes-Oxley Act.
The independent registered public accounting firm is responsible for performing an audit of the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (the "PCAOB") and to issue a report thereon. The independent registered public accounting firm is also responsible for performing an audit of the Company’s system of internal control over financial reporting and to provide an independent attestation as of December 31, 2019.
The Audit Committee’s responsibility is to monitor and oversee these financial reporting processes on behalf of the Board. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K for the year ended December 31, 2019, with management and the Company's independent registered public accounting firm, Deloitte & Touche LLP ("Deloitte"), including a discussion of the quality, not just the acceptability, of the accounting principles; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements. The Audit Committee also reviewed management’s report on their review of the system of internal control over financial reporting, including Deloitte's report on the design and operating effectiveness of internal controls.
In this context, the Audit Committee met 7 times in 2019 and held discussions with management and Deloitte. The Audit Committee also regularly met in separate executive sessions with Deloitte, the Company’s internal auditors and executive management, who oversees internal audit and risk management, and Audit Committee members only.
Management has represented to the Audit Committee that the Company’s consolidated financial statements for the year ended December 31, 2019 were prepared in accordance with generally accepted accounting principles. The Audit Committee has reviewed and discussed the consolidated financial statements, including the critical accounting policies and estimates with management and Deloitte. The Audit Committee discussed with Deloitte matters required to be discussed under the PCAOB standards and any other matters required to be discussed under applicable standards, including Auditing Standard No. 1301, "Communications with Audit Committees".
The Audit Committee has received the written disclosures and the letter from Deloitte required by applicable requirements of the PCAOB regarding Deloitte's communications with the Audit Committee concerning independence and the Audit Committee discussed with Deloitte its independence from the Company, including consideration of the compatibility of non-audit services with the firm’s independence.
Based on the Audit Committee’s discussion with management and Deloitte and the Audit Committee’s review of the representation of management and the report of Deloitte to the Audit Committee, the Audit Committee recommended to the Board and the Board has approved the audited consolidated financial statements for inclusion in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 for filing with the Securities and Exchange Commission.
Submitted by the Audit Committee:
J. T. Baldwin, Chair
R. P. Fisher, Jr.
M. A. Harlan
E. M. Rychel

2020 Proxy Statement	63

PROPOSAL 4	RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

It is proposed that our shareholders ratify the appointment by the Audit Committee of Deloitte & Touche LLP ("Deloitte") as Cliffs’ independent registered public accounting firm for the year ending December 31, 2020. We expect representatives of Deloitte to be present at the 2020 Annual Meeting and available to respond to appropriate questions submitted by shareholders. Such representatives will also be afforded an opportunity at such time to make such statements as they may desire.
Approval by the shareholders of the appointment of our independent registered public accounting firm is not required by law, any applicable stock exchange regulation or by our organizational documents, but the Audit Committee is submitting this matter to shareholders for ratification as a corporate governance practice. Ultimately, the Audit Committee retains full discretion and will make all determinations with respect to the appointment of the independent registered public accounting firm.
Independent Registered Public Accounting Firm Fees and Services
Fees for professional services provided by our independent registered public accounting firm in each of the last two fiscal years, in each of the following categories (in thousands) are as follows:

	2019	2018
Audit Fees (1)	$2,352.2	$2,647.8
Audit-Related Fees (2)	125.0	25.0
Tax Fees (3)	12.5	—
All Other Fees	2.1	4.1
TOTAL	$2,491.8	$2,676.9

(1)    Audit fees consist of fees billed, or to be billed, for professional services rendered for the audit of our annual consolidated financial statements and internal control over financial reporting as of and for the years ended December 31, 2019 and 2018; and reviews of our interim financial statements included in quarterly reports and services normally provided by our independent registered public accounting firm in connection with statutory filings.

(2)    Audit-related fees consist of fees billed, or to be billed, related to agreed-upon procedures and services normally provided by our independent registered public accounting firm in connection with regulatory filings.

(3) Tax fees consist of fees billed, or to be billed, related to tax consulting services.
Auditor Fees Policy
The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval generally is provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and generally is subject to a specific budget. The Audit Committee has delegated pre-approval authority to the Audit Committee Chair, or any Audit Committee member in his absence, when services are required on an expedited basis, with such pre-approval disclosed to the full Audit Committee at its next scheduled meeting. None of the fees paid to the independent registered public accounting firm under the categories “Audit Fees” and “Audit-Related Fees,” described above were approved by the Audit Committee after services were rendered pursuant to the de minimis exception established by the SEC.
VOTE REQUIRED
The affirmative vote of the holders of a majority of the voting power of our common shares present in person or represented by proxy at the 2020 Annual Meeting and entitled to vote on the ratification of our independent registered public accounting firm is required to ratify the appointment of Deloitte as our registered public accounting firm.

☑
THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR PROPOSAL 4 FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

2020 Proxy Statement	64

INFORMATION ABOUT SHAREHOLDER PROPOSALS AND COMPANY DOCUMENTS

SHAREHOLDER PROPOSALS
To be included in the proxy statement and proxy card for the 2021 Annual Meeting of Shareholders, a shareholder proposal must be received by us on or before November 9, 2020 (or, if the date of the 2021 Annual Meeting is more than 30 days before or after the date of the 2020 Annual Meeting, a reasonable time before we begin to print and send our proxy materials), and must comply with Rule 14a-8 under the Exchange Act.
In accordance with Rule 14a-4 under the Exchange Act, if notice of a proposal by a shareholder intended to be presented at the 2021 Annual Meeting is received by us after January 23, 2021 (or, if the date of the 2021 Annual Meeting is more than 30 days before or after the date of the 2020 Annual Meeting, such notice is not received a reasonable time before we begin to print and send our proxy materials), the persons authorized under our management proxies may exercise discretionary authority to vote or act on such proposal if the proposal is raised at our 2021 Annual Meeting.
Proposals and other items of business should be directed to the Secretary by fax to (216) 694-6509 or by mail to Secretary, Cleveland-Cliffs Inc., 200 Public Square, Suite 3300, Cleveland, Ohio 44114.
COMPANY DOCUMENTS
Cliffs' 2019 Annual Report to Shareholders, including financial statements, is being made available to all shareholders of record as of the Record Date together with this proxy statement in satisfaction of SEC requirements. Additional copies of our proxy materials, including our 2019 Annual Report are available upon request free of charge. To obtain copies of the proxy materials or Annual Report, please contact our Investor Relations Department to submit your request at (800) 214-0739, by email at ir@clevelandcliffs.com or visit our website at www.clevelandcliffs.com under the "Investors" section. You also may call this number to obtain directions to attend the 2020 Annual Meeting and vote in person.
Pursuant to SEC regulations, the material appearing under the captions "Audit Committee Report" and "Compensation Committee Report" are not deemed to be soliciting material or filed with the SEC or subject to Regulation 14A (other than provided therein) promulgated by the SEC or Section 18 of the Exchange Act except to the extent that we specifically incorporate this information by reference into any filing under the Securities Act or the Exchange Act.

OTHER INFORMATION

Management does not know of any other items, other than those referred to in the accompanying Notice of Annual Meeting of Shareholders, which may properly come before the 2020 Annual Meeting or other matters incident to the conduct of the meeting. However, if any such other items shall properly come before the 2020 Annual Meeting, it is intended that the persons authorized under proxies may, in the absence of instructions to the contrary, vote or act thereon in accordance with their best judgment.

2020 Proxy Statement	65

ANNEX	USE OF NON-GAAP FINANCIAL MEASURES

The proxy statement contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Cliffs has presented Adjusted EBITDA, which is a non-GAAP financial measure that management uses in evaluating operating performance. Adjusted EBITDA is defined as earnings before interest, taxes, depreciation and amortization excluding certain items such as impact of discontinued operations, loss on extinguishment of debt, severance, acquisition costs, foreign currency exchange remeasurement, impairment of long-lived assets and intersegment corporate allocations of selling, general and administrative costs. Cliffs believes the presentation of Adjusted EBITDA allows management and investors to focus on our ability to service our debt, as well as illustrate how the business and each operating segment is performing and assists management and investors in their analysis and forecasting as these measures approximate the cash flows associated with operational earnings. The presentation of this measure is not intended to be considered in isolation from, as a substitute for, or as superior to, the financial information prepared and presented in accordance with GAAP. The presentation of this measure may be different from non-GAAP financial measures used by other companies. We provide a reconciliation of this measure to the most directly comparable GAAP measure in the table below.

	(In Millions)
	Year Ended December 31,
	2019	2018
Net income	$292.8	$1,128.1
Less:
Interest expense, net	(101.6)	(121.3)
Income tax benefit (expense)	(17.6)	460.3
Depreciation, depletion and amortization	(85.1)	(89.0)
Total EBITDA	$497.1	$878.1

Less:
Impact of discontinued operations	$(1.3)	$120.6
Loss on extinguishment of debt	(18.2)	(6.8)
Severance	(1.7)	—
Acquisition costs	(6.5)	—
Foreign exchange remeasurement	—	(0.9)
Impairment of long-lived assets	—	(1.1)
Total Adjusted EBITDA	$524.8	$766.3

2020 Proxy Statement	A-1

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

CLIFFS

CLEVELAND-CLIFFS INC.

ATTN: EVP, CHIEF LEGAL OFFICER & SECRETARY
200 PUBLIC SQUARE, SUITE 3300
CLEVELAND, OH 44114-2315

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on April 21, 2020 for shares held directly and by 11:59 p.m. Eastern Time on April 19, 2020 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on April 21, 2020 for shares held directly and by 11:59 p.m. Eastern Time on April 19, 2020 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E91559-P33912-Z76396

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

CLEVELAND-CLIFFS INC.

The Board of Directors recommends you vote FOR proposals 1 and 2.

1. Election of twelve Directors if the merger of Pepper Merger Sub Inc. ("Merger Sub"), a wholly owned subsidiary of Cleveland-Cliffs Inc. ("Cliffs"), with and into AK Steel Holding Corporation ("AK Steel"), with AK Steel surviving as the wholly owned subsidiary of Cliffs, pursuant to the Agreement and Plan of Merger, dated December 2, 2019, among Cliffs, AK Steel and Merger Sub (the "Merger"), closes prior to the 2020 Annual Meeting of Shareholders of Cliffs (the "2020 Annual Meeting")

Election of Director:	For	Withhold
1a. J.T. Baldwin (If merger closes)	☐	☐
1b. R.P. Fisher, Jr. (If merger closes)	☐	☐
1c. W.K. Gerber (If merger closes)	☐	☐
1d. L. Goncalves (If merger closes)	☐	☐
1e. S.M. Green (If merger closes)	☐	☐
1f. M.A. Harlan (If merger closes)	☐	☐
1g. R.S. Michael, III (If merger closes)	☐	☐
1h. J.L. Miller (If merger closes)	☐	☐
1i. E.M. Rychel (If merger closes)	☐	☐
1j. G. Stoliar (If merger closes)	☐	☐
1k. D.C. Taylor (If merger closes)	☐	☐
1l. A.M. Yocum (If merger closes)	☐	☐

2. Election of Director:	For	Withhold
2a. J.T. Baldwin (If merger does not close)	☐	☐
2b. R.P. Fisher, Jr. (If merger does not close)	☐	☐
2c. L. Goncalves (If merger does not close)	☐	☐
2d. S.M. Green (If merger does not close)	☐	☐
2e. M.A. Harlan (If merger does not close)	☐	☐
2f. J.L. Miller (If merger does not close)	☐	☐
2g. J.A. Rutkowski, Jr. (If merger does not close)	☐	☐
2h. E.M. Rychel (If merger does not close)	☐	☐
2i. M.D. Siegal (If merger does not close)	☐	☐
2j. G. Stoliar (If merger does not close)	☐	☐
2k. D.C. Taylor (If merger does not close)	☐	☐

The Board of Directors recommends you vote FOR proposals 3 and 4.

	For	Against	Abstain
3. Approval, on an advisory basis, of Cliffs' named executive officers' compensation;	☐	☐	☐
4. The ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of Cliffs to serve for the 2020 fiscal year.	☐	☐	☐

NOTE: Such other business as may properly come before the 2020 Annual Meeting or any postponement or adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

E91560-P33912-Z76396

PROXY - CLEVELAND-CLIFFS INC.
NOTICE OF THE 2020 ANNUAL MEETING OF SHAREHOLDERS
PROXY SOLICITED BY BOARD OF DIRECTORS FOR ANNUAL MEETING

Lourenco Goncalves, James D. Graham and Keith A. Koci (the "Proxies"), or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Shareholders of Cleveland-Cliffs Inc. ("Cliffs") to be held on April 22, 2020 (the "2020 Annual Meeting") or at any postponement or adjournment thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR SPECIFIC INSTRUCTIONS AS INDICATED ON THE REVERSE SIDE OF THIS PROXY. IF YOU SIGN AND RETURN YOUR PROXY BUT DO NOT CHECK THE APPROPRIATE BOX FOR A PARTICULAR PROPOSAL, THE PROXIES WILL VOTE THE SHARES FOR ALL NOMINEES LISTED IN PROPOSALS 1 AND 2, AND FOR PROPOSALS 3 AND 4.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the 2020 Annual Meeting.

Continued and to be signed on reverse side